UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

SEACHANGE INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SEACHANGE INTERNATIONAL, INC.

50 Nagog Park

Acton, Massachusetts 01720

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 13, 2017

The Annual Meeting of Stockholders of SeaChange International, Inc. (“SeaChange” or the “Company”) will be held at SeaChange’s offices, located at 50 Nagog Park, Acton, Massachusetts 01720, on Thursday, July 13, 2017 at 9:00 a.m., local time, to consider and act upon each of the following matters:

1.	To elect the nominees named in the proxy statement to the Board of Directors to serve for three-year terms as Class III Directors.

2.	To conduct an advisory vote on the compensation of the Company’s named executive officers.

3.	To conduct an advisory vote of the frequency of the shareholder advisory vote on the compensation of the Company’s named executive officers.

4.	To approve an amendment to the Company’s Second Amended and Restated 2011 Compensation and Incentive Plan.

5.	To ratify the appointment of the Company’s independent registered public accounting firm.

6.	To transact such other business as may properly come before the meeting and any adjournments thereof.

Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on May 23, 2017, the record date fixed by the Board of Directors for such purpose.

IF YOU PLAN TO ATTEND:

Please call Jim Sheehan at 978-889-3064 if you plan to attend. Please bring valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will also need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, cell phones, recording devices and other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors,

David McEvoy
Senior Vice President, General Counsel and Secretary

Acton, Massachusetts

May 26, 2017

Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to ensure representation of your shares. No postage need be affixed if the proxy is mailed in the United States. If you are the registered holder of the shares, you may rather choose to vote via the Internet or by telephone. If your shares are held in a bank or brokerage account, you may be eligible to vote electronically or by telephone. Please refer to the enclosed form for instructions.

2017 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

SEACHANGE INTERNATIONAL, INC.

50 Nagog Park

Acton, Massachusetts 01720

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

July 13, 2017

May 26, 2017

Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors (the “Board”) of SeaChange International, Inc. (“SeaChange” or the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, July 13, 2017, at 9:00 a.m., local time, at SeaChange’s offices, located at 50 Nagog Park, Acton, Massachusetts 01720.

Only stockholders of record as of the close of business on May 23, 2017 (the “Record Date”) will be entitled to vote at the Annual Meeting and any adjournments thereof.

SeaChange is pleased to take advantage of the U.S. Securities and Exchange Commission (the “SEC”) rules that allow companies to furnish their proxy materials over the Internet. We believe that this process allows SeaChange to provide its stockholders with the information they need in a timelier manner, while reducing the environmental impact and lowering the costs of printing and distributing its proxy materials.

As a result, SeaChange is mailing to most of its stockholders of record entitled to vote at the Annual Meeting on or about May 31, 2017, a Notice Regarding the Availability of Proxy Materials (sometimes referred to as the “Notice”) instead of a paper copy of this proxy statement and SeaChange’s 2017 Annual Report. The Notice contains instructions on how to access those documents over the Internet. The balance of SeaChange’s stockholders entitled to vote at the annual meeting will be mailed on or about May 31, 2017 a printed copy of the proxy materials together with a copy of the Notice.

Information Regarding Voting and Proxies

Stockholders may vote in one of the following three ways:

1.	if you receive a copy of the proxy materials by mail, by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage paid envelope by return mail;

2.	by completing a proxy using the toll-free telephone number listed on the proxy card or Notice; or

3.	by completing a proxy on the Internet at the address listed on the proxy card or Notice.

Any proxy may be revoked by a stockholder at any time before its exercise by either delivering written revocation or a later dated proxy to the Secretary of SeaChange, entering a new vote by Internet or telephone, or attending the Annual Meeting of Stockholders and voting in person. Only your latest dated proxy will count.

All properly completed proxy forms returned in time to be cast at the Annual Meeting will be voted. Stockholders are being asked to vote with respect to the election of Class III Directors, an advisory vote on the compensation of the Company’s named executive officers and the ratification of the selection of SeaChange’s independent registered public accounting firm. Where a choice has been specified on the proxy card with respect to each proposal, the shares represented by the proxy will be voted in accordance with your specifications. If no specification is indicated on the proxy card, the shares represented by the proxy will be voted FOR the nominees named herein for election to the Board of Directors to serve as Class III Directors, FOR approval of the compensation of the Company’s named executive officers, FOR having the advisory vote to approve the compensation of the Company’s named executive officers every year, FOR approval of an amendment to SeaChange’s Second Amended and Restated 2011 Compensation and Incentive Plan and FOR the ratification of the selection of SeaChange’s independent registered public accounting firm.

A majority-in-interest of the outstanding shares represented at the Annual Meeting in person or by proxy shall constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. On all matters being submitted to stockholders at this Annual Meeting, an affirmative vote of at least a majority of the shares present, in person or represented by proxy, and voting on that matter is required for approval or ratification. An automated system administered by Broadridge Financial Solutions, Inc. tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions, as well as broker “non-votes” are not considered to have been voted for such matters and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matters by reducing the total number of shares from which the majority is calculated.

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies and in accordance with the SEC’s proxy rules. See “Stockholder Proposals” herein at page 10. The persons named as proxies, Peter Faubert and David McEvoy, were selected by the Board of Directors and are executive officers of SeaChange.

OWNERSHIP OF SECURITIES

Securities Ownership Of Certain Beneficial Owners And Management

The following table sets forth information regarding the beneficial ownership of SeaChange common stock as of May 23, 2017 by:

•	each person or entity who is known by SeaChange to beneficially own more than five percent (5%) of the common stock of SeaChange;

•	each of the directors of SeaChange and each of the executive officers of SeaChange named in the Summary Compensation Table on page 32; and

•	all of the directors and executive officers of SeaChange as a group.

Except for the named executive officers and directors, none of these persons or entities has a relationship with SeaChange, except as disclosed below under “Certain Relationships and Related Transactions.” Unless otherwise indicated, the address of each person or entity named in the table is c/o SeaChange International, Inc., 50 Nagog Park, Acton, Massachusetts 01720, and each person or entity has sole voting power and investment power (or shares such power with his or her spouse), with respect to all shares of capital stock listed as owned by such person or entity.

The number and percentage of shares beneficially owned is determined in accordance with the rules of the SEC, and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and also any shares of common stock underlying restricted stock units (“RSUs”), performance stock units (“PSUs”), options or warrants that are exercisable by that person within sixty (60) days of May 23, 2017. However, these shares underlying options or warrants are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity. Percentage of beneficial ownership is based on 35,330,542 shares of SeaChange’s common stock outstanding as of May 23, 2017.

Name	Amount and Nature of Beneficial Ownership (1) (#)	Percent of Common Stock Outstanding
Edward Terino (2)	203,758	*
Jonathan Rider (3)	27,792	*
Peter Faubert (4)	25,000	*
David McEvoy	60,252	*
Jay Samit (5)	0	*
Anthony Dias (6)	37,602	*
Mary Palermo Cotton	181,584	*
Steven Craddock	114,084	*
William F. Markey, III (7)	45,693	*
Thomas F. Olson	271,972	*
Royce E. Wilson	60,087	*
Ariel Investments, LLC (8) 200 E. Randolph Street Suite 2900 Chicago, IL 60601	4,132,278	11.7%
Eric Singer (9) VIEX Capital Advisors, LLC 825 Third Avenue, 33rd Floor New York, NY 10022	3,875,956	11.0%

Name	Amount and Nature of Beneficial Ownership (1) (#)	Percent of Common Stock Outstanding
Pinnacle Associates, Ltd. (10) 335 Madison Avenue, Suite 1100 New York, NY 10017	2,438,384	6.9%
Neuberger Berman Investment Advisors LLC (11) 605 Third Avenue New York, NY 10158	2,373,293	6.7%
Dimensional Fund Advisors, LP (12) Building One 6300 Bee Cave Road Austin, TX 78746	2,000,809	5.7%
Royce & Associates, LLC (13) 745 Fifth Avenue New York, NY 10151	1,898,334	5.4%
All Executive Officers and Directors as a group (11 persons) (14)	1,027,824	2.9%

*	Less than 1%
(1)	Includes shares of Common Stock which have not been issued but are subject to options which either are presently exercisable or will become exercisable within sixty (60) days of May 23, 2017, as follows: Mr. Terino: 16,149 shares; Mr. Rider: 25,773 shares; Mr. Faubert: 25,000 shares; Mr. McEvoy: 13,989 shares and Mr. Olson: 75,000 shares. Includes RSUs and DSUs that will have vested within sixty (60) days of May 23, 2017, as follows: Mr. Terino: 13,793 RSUs; Ms. Cotton: 29,851 DSUs; Mr. Craddock: 29,851 DSUs; Mr. Markey: 29,851 DSUs; Mr. Olson: 29,851 DSUs; and Mr. Wilson: 29,851 DSUs.
(2)	Mr. Terino was appointed Chief Executive Officer on April 6, 2016, as previously reported on a Form 8-K filed with the SEC on April 7, 2016, and continues to serve as a director of the Company. Prior to his appointment as Chief Executive Officer, Mr. Terino was appointed Chief Operating Officer and Executive Vice President on June 3, 2015, as previously reported on a Form 8-K filed with the SEC on June 4, 2015.
(3)	Mr. Rider was appointed Chief Operating Officer and Senior Vice President on January 31, 2017, as previously reported on Form 8-K filed with the SEC on February 3, 2017.
(4)	Mr. Faubert was appointed Chief Financial Officer, Senior Vice President and Treasurer on July 6, 2016, as previously reported on Form 8-K filed with the SEC on July 7, 2016.
(5)	Mr. Samit ceased to be an executive officer, employee, and director of the Company as of April 6, 2016, as previously reported on a Form 8-K filed with the SEC on April 7, 2016.
(6)	Mr. Dias resigned as an executive officer of the Company as of July 6, 2016 and ceased to be an employee of the Company as of July 31, 2016, as previously reported on a Form 8-K filed with the SEC on July 7, 2016.
(7)	Mr. Markey was elected as a director to the Board of Directors effective March 18, 2016 as previously reported on a Form 8-K filed with the SEC on March 22, 2016.
(8)	According to a Schedule 13G/A filed on February 14, 2017, Ariel Investments, LLC may be deemed to have sole voting power with respect to 3,074,056 of the above-mentioned shares and sole dispositive power with respect to 4,132,278 of the above-mentioned shares.
(9)	According to a Schedule 13D/A filed on February 28, 2017, VIEX Capital Advisors, LLC, Eric Singer and certain of their affiliated persons, including VIEX Opportunities Fund, LP – Series One, VIEX Special Opportunities Fund II, LP, VIEX GP, LLC and VIEX Special Opportunities GP II, LLC, may be deemed to have shared voting power and shared dispositive power with respect to all of the above-mentioned shares.
(10)	According to an amended Schedule 13G/A filed on February 10, 2017, Pinnacle Associates, Ltd. may be deemed to have shared voting power and shared dispositive power with respect to all of the above-mentioned shares with its clients.

(11)	According to a Schedule 13G/A filed on February 15, 2017, Neuberger Berman Investment Advisors LLC may be deemed to have shared dispositive power with respect to all 2,373,293 of the above-mentioned shares and shared voting power over 2,119,603 of the above-mentioned shares with its clients.
(12)	According to an amended Schedule 13G/A filed on February 9, 2017, Dimensional Fund Advisors LP may be deemed to have sole dispositive power with respect to all 2,000,809 of the above-mentioned shares and sole voting power over 1,905,394 of the above-mentioned shares. Dimensional Fund Advisors LP serves as investment advisor to four investment companies and serves as investment manager to certain other commingled group trusts and investment accounts, which own the above-mentioned shares. Dimensional Fund Advisors LP disclaims beneficial ownership of such shares.
(13)	According to a Schedule 13G/A filed on January 18, 2017, Royce & Associates, LLC may be deemed to have sole voting power and dispositive power with respect to all of the above-mentioned shares.
(14)	This group is comprised of those individuals named in the Summary Compensation Table on page 32 and those persons who were directors of SeaChange as of May 23, 2017. Includes an aggregate of 318,959 shares of Common Stock which the directors and executive officers, as a group, have the right to acquire by exercise of stock options or will acquire upon vesting of RSUs within sixty (60) days of May 23, 2017. Includes an aggregate of 163,048 RSUs and DSUs held by directors and executive officers, as a group that will have vested within sixty (60) days of May 23, 2017.

PROPOSAL NO. I

ELECTION OF DIRECTORS

SeaChange’s Board of Directors currently consists of six members, five of whom are independent, non-employee directors. The Board of Directors is divided into three classes. Each class is elected for a term of three years, with the terms of office of the directors in the respective classes expiring in successive years.

The present term of the current Class III Directors, Messrs. Olson and Terino, expires at the Annual Meeting. The Board of Directors, based on the recommendation of the Corporate Governance and Nominating Committee, has nominated Messrs. Olson and Terino for re-election as Class III Directors. The Board of Directors knows of no reason why either of these nominees should be unable or unwilling to serve, but if that should be the case, proxies will be voted for the election of some other person, or for fixing the number of directors at a lesser number. Messrs. Olson and Terino have each consented to being named in this proxy statement as a nominee to be a Class III Director and to serving in that capacity, if elected.

The Board of Directors unanimously recommends a vote “FOR” the Nominees listed below.

The following table sets forth, for the Class III nominees to be elected at the Annual Meeting and each of the other current directors, the year the nominee or director was first appointed or elected a director, the principal occupation of the nominee or director during at least the past five years, any other public company boards on which the nominee or director serves or has served in the past five years, the nominee’s or director’s qualifications to serve on the Board and the age of the nominee or director. In addition, included in the information presented below is a summary of each nominee’s or director’s specific experience, qualifications, attributes and skills that led the Board to the conclusion that he or she should serve as a director.

Class III Directors (Terms Expire at 2017 Annual Meeting)

Director’s Name and Year First Became Director	Position and Principal Occupation and Business Experience During the Past Five Years
Thomas F. Olson (2001)

Director

Thomas F. Olson, 68, has served as a Director of SeaChange since May 2001 and as Chairman from November 2011 until July 2015. In addition, from January 1999 to December 2003, Mr. Olson served as the Chief Executive Officer of National Cable Communications, a company specializing in cable television advertising time sales. From January 1995 to May 1998, Mr. Olson was Managing Partner of National Cable Communications. Mr. Olson served as Chief Executive Officer and was a member of the board of directors of Katz Media Group, a radio, broadcast television and cable television national sales representation firm, from August 1994 to May 1998. Mr. Olson was with Katz Media Group for 23 years. Since 2005, Mr. Olson has also served on the board of Sarkes Tarzian, Inc., a private company that owns and operates television and radio stations. Mr. Olson contributes valuable executive experience within the cable and broadcast television industry and the advertising industry, and with the issues confronting companies within these industries.

Edward Terino (2010)

Chief Executive Officer and Director

Edward Terino, 63, became Chief Executive Officer on April 6, 2016, after being appointed Chief Operating Officer and Executive Vice President on June 3, 2015. Mr. Terino has served as a member of our Board of Directors since July 2010, where he was formerly Chairman of the Audit Committee and a member of the Compensation Committee. Mr. Terino has served as President of GET Advisory Service LLC, a strategic and financial

Director’s Name and Year First Became Director	Position and Principal Occupation and Business Experience During the Past Five Years
management consulting firm focused on the technology and maritime industries since March 2009. Mr. Terino is also a founder of Novium Learning, Inc., a start-up vocational educational publishing company based in Wellesley, Massachusetts. From March 2010 to July 2015, Mr. Terino served as a director of Baltic Trading Ltd., a NYSE listed international dry bulk shipping company (NYSE:BALT), where he was the Chairman of the Audit Committee and a member of the Compensation Committee. From October 2012 to November 2013, Mr. Terino served as a director of Extreme Networks, Inc., a NASDAQ listed network switching and services company (NASDAQ:EXTR), where he was a member of the Audit Committee. From April 2007 through February 2012, Mr. Terino served as a director of S1 Corporation, a NASDAQ listed internet banking and payments software company (NASDAQ:SONE), where he was Chairman of the Audit Committee and a member of the Compensation Committee. In February 2012, S1 Corporation was acquired by ACI Worldwide, Inc. From November 2009 to November 2010, Mr. Terino served as a director of Phoenix Technologies Ltd., a NASDAQ listed BIOS software company (NASDAQ:PTEC), where he was the Chairman of the Audit Committee and a member of the Compensation Committee. In November 2010, Phoenix Technologies Ltd. was acquired by Marlin Equity Partners. From October 1999 to March 2006, Mr. Terino served as a director of EBT International Inc., a NASDAQ listed web content management software company (NASDAQ:EBTI), where he was Chairman of the Audit Committee and a member of the Compensation Committee. From July 2005 through December 2008, Mr. Terino was Chief Executive Officer and Chief Financial Officer of Arlington Tankers Ltd., a NYSE listed international seaborne transporter of crude oil and petroleum products (NYSE:ATB). In December 2008 Arlington Tankers Ltd. merged with General Maritime Corporation. From September 2001 to June 2005, Mr. Terino was Senior Vice President, Chief Financial Officer, and Treasurer of Art Technology Group, Inc. Art Technology Group, Inc. was acquired by Oracle Corporation in 2011. Prior to 2001, Mr. Terino held senior financial and operational management positions over a 15-year period with several publicly traded technology and educational publishing companies. Mr. Terino began his career at Deloitte & Touche and spent 9 years in their consulting services organization. Mr. Terino earned a BS degree in Management from Northeastern University and he earned a MBA from Suffolk University. Currently Mr. Terino is a founding donor and member of the Advisory Board for the Center for Innovation and Change Leadership at Suffolk University. Mr. Terino contributes experience as a “financial expert” in mergers and acquisitions, in cost restructurings, investor relations, and in implementing financial measures and controls in software companies.

Class I Directors (Terms Expire at 2018 Annual Meeting)

Director’s Name and Year First Became Director	Position and Principal Occupation and Business Experience During the Past Five Years
Mary Palermo Cotton (2004)

Director

Mary Palermo Cotton, 59, has served as a Director of SeaChange since September 2004. Currently Ms. Cotton serves on the Board of Directors, as CEO Emeritus, for VT iDirect a leading provider of satellite-based communications technology. In this role she advises the company on key strategic initiatives. For the previous 10 years Ms. Cotton held the position of Chief Executive Officer and Director of VT iDirect. Previously, Ms. Cotton was a Senior Vice President of SAP, an enterprise software provider, as a result of SAP’s June 2006 acquisition of Frictionless Commerce. Prior to the acquisition, Ms. Cotton had been the

Director’s Name and Year First Became Director	Position and Principal Occupation and Business Experience During the Past Five Years
Chief Executive Officer of Frictionless Commerce, a company providing supplier relationship management software, since February 2005. From February 2003 to July 2004, Ms. Cotton was a Senior Advisor to Aspen Technology, a software service provider, and previously served as Aspen’s Chief Operating Officer from January 2001 to January 2003. Ms. Cotton additionally served on the Board of Directors of Precise Software Solutions from June 2000 to June 2003 when Precise Software Solutions was acquired by VERITAS Software. Ms. Cotton contributes extensive executive experience in the global software industry as well as extensive financial reporting expertise.

Royce E. Wilson (2015)

Director

Royce E. Wilson, 60, has served as a Director of SeaChange since February 2015. Mr. Wilson is a founding partner of New Form Digital, a developer of original cinematic stories on digital platforms, since January 2014; President and Chief Executive Officer of Dreamcatcher Broadcasting, which owns 3 television stations, since July 2013; and President of Dreamcatcher Media, an angel investment and consulting company, since January 2011. Mr. Wilson was Executive Chairman of Timeline Labs (acquired by SeaChange in February 2015) from June 2011 to January 2015, having also served as its President and Chief Executive Officer from 2011 through 2013. Mr. Wilson was President of Tribune Broadcasting Company and Chief Revenue Officer of The Tribune Company, which owned 23 television stations, from February 2008 to April 2010; President of FOX Television Network from 2004-2008; President of NBC Enterprises and Syndication from 2000-2004; and President of CBS Enterprises from 1996-2000. Prior to that Mr. Wilson also held executive positions at Maxam Entertainment, Sony Pictures TV, and Paramount Pictures. Mr. Wilson also serves as a director of MVPindex, a social media index for sports and entertainment since January 2016 and of Newzulu Limited, a global crowd-sourced technology and media company, since August 2016. In addition, Mr. Wilson serves as a Trustee to Southern Methodist University since July 2008, and as a Director to the San Diego Zoo since February 2014. Mr. Wilson contributes extensive management experience in traditional and emerging media markets, developing key strategic partnerships and using new approaches to create innovative solutions.

Class II Directors (Terms Expire at 2019 Annual Meeting)

Nominee’s Name and Year First Became Director	Position and Principal Occupation and Business Experience During the Past Five Years
Steven Craddock (2012)

Chairman of the Board of Directors

Steven C. Craddock, 68, has served as a member of our Board of Directors since August 2012 and as Chairman of the Board since July 2015. Since March 2011, Mr. Craddock has served as a member of the Board of Directors of MaxLinear (NASDAQ:MXL), a provider of integrated radio-frequency analog and mixed signal semiconductor SoC solutions for broadband communications applications. Since July 2008, Mr. Craddock has served as President of The Del Ray Group, LLC, a private consulting firm advising companies on strategic and technology developments in the cable television and telecommunications markets. From November 2006 until June 2008, Mr. Craddock served as Senior Vice President, Technology, for Comcast Corporation, a provider of entertainment, information, and communications products and services. From June 1994 until November 2006, he served as Senior Vice President, New Media Development for Comcast. Previously, Mr. Craddock was a Vice President at Bell Atlantic and played a leading role in the development of their broadband and video initiatives. From June 2002 until its acquisition by Zoran Corporation in

Nominee’s Name and Year First Became Director	Position and Principal Occupation and Business Experience During the Past Five Years
December 2010, Mr. Craddock served as a director of Microtune, Inc. (NASDAQ:TUNE), a provider of high-performance radio frequency tuners and transceivers. Mr. Craddock has over 30 years of experience in corporate governance, is an alumnus of the Stanford University Law School Director’s College Program, is a member of NACD and holds an Executive Masters Professional Director Certification from the American College of Corporate Directors, a national public company director education and credentialing organization. Mr. Craddock is a licensed professional engineer and holds a Bachelor of Science in civil engineering and electrical engineering from Virginia Military Institute. Mr. Craddock has extensive financial and business expertise, including a diversified background in the cable television and telecommunications industries.

William Francis Markey, III (2016)

Director

William Francis Markey, III, 51, has served as a member of our Board of Directors since March 2016. Since October 2002, Mr. Markey has been the Founder and President of the Relevant C Business Group (RCBG), a private consulting firm that assists companies with strategy and execution, often around emerging technologies, in the areas of telecom, media and technology. Prior to that Mr. Markey was a co-founder of Ucentric Systems, a software company that provided connected home software solutions to television operators, that was acquired by Motorola, and also held various management positions at 3Com, Motorola, Pacific Telesis and Preview Media. Mr. Markey holds a BA from Georgetown University, an MS from Columbia University and an MA from Johns Hopkins University. Mr. Markey is a member of various advisory boards and is a trustee of Lake Forest Academy in Illinois. Mr. Markey has extensive experience in corporate development, business strategy, and mergers and acquisitions in technology and media.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Determination of Director Independence

The Board of Directors has determined that Ms. Cotton and Messrs. Craddock, Markey, Olson, and Wilson are “independent” directors, meeting all applicable independence requirements of the SEC, including Rule 10A-3(b)(1) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Marketplace Rules of The NASDAQ Stock Market (“NASDAQ”). In making this determination, the Board of Directors affirmatively determined that none of such directors has a relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, that neither the identification in 2015 of Mr. Wilson as a director nominee by the former equityholders of TLL, LLC, the terms of the Agreement and Plan of Merger dated December 22, 2014 for the acquisition of TLL, LLC nor Mr. Wilson’s prior management positions with TLL, LLC precluded a determination that Mr. Wilson qualified as “independent.”

Stockholder Proposals

Proposals of stockholders intended to be presented at the 2018 Annual Meeting of Stockholders must be received no later than the close of business on January 26, 2018 at SeaChange’s principal executive offices in order to be included in the SeaChange proxy statement for that meeting. Any such stockholder proposals should be submitted to SeaChange International, Inc., 50 Nagog Park, Acton, Massachusetts, 01720, Attention: Secretary. Under the By-Laws of SeaChange, stockholders who wish to make a proposal at the 2018 Annual Meeting — other than one that will be included in SeaChange’s proxy materials — must notify SeaChange no earlier than December 27, 2017, and no later than January 26, 2018. If a stockholder who wishes to present a proposal fails to notify SeaChange by January 26, 2018, the stockholder will not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the By-Laws of SeaChange, the proposal is brought before the meeting, then under the SEC’s proxy rules the proxies solicited by management with respect to the 2018 Annual Meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

In order to curtail controversy as to the date on which a proposal will be marked as received by SeaChange, it is suggested that stockholders submit their proposals by Certified Mail — Return Receipt Requested.

Availability of Corporate Governance Documents

SeaChange’s Code of Ethics and Business Conduct (“Ethics Policy”) for all directors and all employees of SeaChange, including executive officers, and the charters for the Audit, Compensation, and Corporate Governance and Nominating Committees of the Board of Directors are available on SeaChange’s website at www.schange.com under the “Corporate Governance” section of the “Investor Relations” link. SeaChange will ensure that amendments, if any, to these documents are disclosed and posted on this website within four (4) business days of any such amendment.

Board Meetings

The Board of Directors of SeaChange met twenty (20) times and acted by written consent five (5) times during the fiscal year ended January 31, 2017. During the fiscal year ended January 31, 2017, each director attended at least seventy-five percent (75%) of the total number of meetings of the Board of Directors and meetings of all the committees of the Board on which they serve. SeaChange has a policy that its Board of Directors attends SeaChange’s Annual Meeting of Stockholders. Last year, all of the directors attended the Annual Meeting of Stockholders that was held on July 13, 2016.

Board Leadership Structure

The Board of Directors has appointed an independent director to serve as Chairman of the Board of Directors. The Board has adopted this structure to strike an effective balance between management and independent leadership participation in the Board process. The function of the Chairman is to set the agenda for Board meetings and to facilitate and improve communication between the independent directors and SeaChange by serving as the interface between SeaChange’s Chief Executive Officer, senior management and the independent directors. The Chairman works with the chair of the Compensation Committee, if a separate person, to establish goals for the Chief Executive Officer each fiscal year and conducts the annual Chief Executive Officer evaluation. Mr. Craddock currently serves as the Chairman and Chairman of the Compensation Committee.

Board Oversight of Risk

The Board oversees the business and strategic risks of SeaChange. The Audit Committee oversees financial reporting, internal controls and compliance risks confronting SeaChange. The Compensation Committee oversees risks associated with SeaChange’s compensation policies and practices, including performance-based compensation and change in control plans. The Corporate Governance and Nominating Committee oversees risks relating to corporate governance and the process governing the nomination of members of the Board. SeaChange provides a detailed description of the risk factors impacting its business in its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q filed with the SEC.

Board Committees

The Board has a standing Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee. The members of each committee are appointed by the Board based on the recommendation of the Corporate Governance and Nominating Committee. The members are set forth below in this proxy statement. Actions taken by any committee of the Board are reported to the Board, usually at the next Board meeting following a committee meeting. Each of these standing committees is governed by a committee-specific charter that is reviewed periodically by the applicable committee pursuant to the rules set forth in each charter. The Board annually conducts a self-evaluation of each of its committees. All members of all committees are independent directors.

Audit Committee

The Audit Committee members are Ms. Cotton (Chairman), Mr. Craddock, Mr. Markey and Mr. Olson, each of whom meet the independence requirements of the SEC and NASDAQ, as described above. In addition, SeaChange’s Board has determined that each member of the Audit Committee is financially literate and that Ms. Cotton satisfies the requirement of the Marketplace Rules applicable to NASDAQ-listed companies that at least one member of the Audit Committee possess financial sophistication and that Ms. Cotton is an “audit committee financial expert” as defined in the rules and regulations promulgated under the Exchange Act. The Audit Committee’s oversight responsibilities include matters relating to SeaChange’s financial disclosure and reporting process, including the system of internal controls, the performance of SeaChange’s internal audit function, compliance with legal and regulatory requirements, and the appointment and activities of SeaChange’s independent auditors. The Audit Committee met ten (10) times and acted by written consent one (1) time during fiscal 2017. The responsibilities of the Audit Committee and its activities during fiscal 2017 are more fully described under the heading “Report of the Audit Committee” contained in this proxy statement.

Compensation Committee

The Compensation Committee members are Messrs. Craddock (Chairman) Markey and Olson, each of whom meet the independence requirements of the SEC and NASDAQ, as described above. Among other things, the Compensation Committee determines the compensation, including stock options, RSUs and other equity compensation, of SeaChange’s management and key employees, administers and makes recommendations concerning SeaChange’s equity compensation plans, and ensures that appropriate succession planning takes place for all levels of management, department heads and senior management. The Compensation Committee met nine (9) times and acted by unanimous written consent twelve (12) times during fiscal 2017. The responsibilities of the Compensation Committee and its activities during fiscal 2017 are more fully described in this proxy under the heading, “COMPENSATION DISCUSSION AND ANALYSIS.”

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee members are Mr. Olson (Chairman), Ms. Cotton and Mr. Craddock, each of whom meet the independence requirements of the SEC and NASDAQ, as described above. The Corporate Governance and Nominating Committee is responsible for oversight of corporate governance at SeaChange, recommending to the Board of Directors persons to be nominated for election or appointment as directors of SeaChange and monitoring compliance with SeaChange’s Code of Ethics and Business Conduct. The Corporate Governance and Nominating Committee identify Board candidates through numerous sources, including recommendations from existing Board members, executive officers, and stockholders of SeaChange. Additionally, the Corporate Governance and Nominating Committee may identify candidates through engagements with executive search firms. The Corporate Governance and Nominating Committee met seven (7) times and acted by unanimous written consent three (3) times during fiscal 2017.

Qualifications of Director Candidates

In evaluating the suitability of individuals for Board membership, the Corporate Governance and Nominating Committee takes into account many factors, including whether the individual meets the requirements for independence, his or her professional expertise and educational background, and the potential to contribute to the diversity of viewpoints, backgrounds or experiences of the Board as a whole including diversity of experience, gender, race, ethnicity and age. The Corporate Governance and Nominating Committee evaluates each individual in the context of the entire Board, with the objective of recommending nominees who can best further the success of SeaChange’s business and represent stockholder interests. The Corporate Governance and Nominating Committee assigns specific weights to particular criteria for prospective nominees. SeaChange believes that the backgrounds and qualifications of directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities. As part of the consideration in fiscal 2017 by the Corporate Governance and Nominating Committee of candidates for election to the Board, these criteria were reviewed. No changes to these criteria were recommended as a result of such review.

Procedures for Stockholders to Recommend Director Candidates

Stockholders wishing to suggest candidates to the Corporate Governance and Nominating Committee for consideration as potential director nominees may do so by submitting the candidate’s name, experience, and other relevant information to the SeaChange Corporate Governance and Nominating Committee, 50 Nagog Park, Acton, Massachusetts 01720. SeaChange stockholders wishing to nominate directors may do so by submitting a written notice to the Secretary of SeaChange at the same address in accordance with the nomination procedures set forth in SeaChange’s By-Laws. The procedures are summarized in this proxy statement under the heading “Stockholder Proposals.” The Secretary will provide the notice to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee do not distinguish between nominees recommended by stockholders and other nominees. All nominees must meet, at a minimum, the qualifications described in “Qualifications of Director Candidates” above.

Process for Stockholders to Communicate with Directors

Stockholders may write to the Board or a particular Board member by addressing such communication to the Chairman of the Board, if directed to the Board as whole, or to an individual director, if directed to that particular Board member, care of SeaChange’s Secretary, at SeaChange’s offices at 50 Nagog Park, Acton, Massachusetts 01720. Unless such communication is addressed to an individual director, SeaChange will forward any such communication to each of the directors. Communication sent in any other manner, including but not limited to email, text messages or social media will be forwarded to the entire Board of Directors. The Chairman of the Board together with the Chief Executive Officer will determine the appropriate response to such communication.

Compensation of Directors

Directors who are employees of SeaChange receive no compensation for their services as directors, except for reimbursement of expenses incurred in connection with attending meetings.

Non-employee directors received the following cash compensation in fiscal 2017:

•	A cash retainer of $45,000;

•	The Chairman of the Board received additional cash compensation of $25,000;

•	Each member of the Audit Committee received additional cash compensation of $7,500, other than the Chairman, who received additional cash compensation of $15,000;

•	Each member of the Compensation Committee received additional cash compensation of $6,000, other than the Chairman, who received additional cash compensation of $12,000; and

•	Each member of the Corporate Governance and Nominating Committee received additional cash compensation of $5,000, other than the Chairman, who received additional cash compensation of $10,000.

•	Each member of the Strategy Committee received additional cash compensation of $5,000, other than the Chairman, who received additional cash compensation of $10,000.

In addition, each non-employee director is entitled to receive an annual grant of RSUs valued at $100,000, granted on the date of our Annual Meeting and which vests in full one year from the grant date, subject to acceleration in the event of a Change in Control. Commencing in fiscal 2015, our non-employee directors have the option to receive a deferred stock unit (DSU) in lieu of an RSU, with the number of units subject to the DSU being determined as of the first day of the applicable fiscal year and the shares underlying the DSU not being vested and issued until the earlier of the director ceasing to be a member of the Board (provided such is subsequent to the first day of the succeeding fiscal year) or immediately prior to consummation of a Change in Control.

Newly appointed non-employee directors receive an initial grant of RSUs valued at $100,000, granted on the date of the director’s appointment or election to the Board of Directors, which vest annually in three (3) equal tranches over a three (3) year period, subject to acceleration in the event of a Change in Control. New non-employee directors have the option to receive their initial grant in the form of DSUs rather than RSUs (as described above with respect to the annual awards).

Director Compensation Fiscal 2017

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Total ($)
Mary Palermo Cotton	65,000	100,000	165,000
Steven Craddock	94,500	100,000	194,500
William F. Markey, III (2)	50,875	250,000	300,875
Thomas F. Olson	69,750	100,000	169,750
Royce E. Wilson	46,250	100,000	146,250

(1)	The grant date fair value for each of these awards, aggregated in the above table, is as follows:

Name	Date of Grant	Stock Awards (#DSUs)	Total Grant Date Fair Value ($)
Mary Palermo Cotton	7/13/2016	29,851	100,000
Steven Craddock	7/13/2016	29,851	100,000
William F. Markey, III (2)	3/17/2016 3/17/2016 7/13/2016	19,011 9,506 29,851	100,000 50,000 100,000
Thomas F. Olson	7/13/2016	29,851	100,000
Royce E. Wilson	7/13/2016	29,851	100,000

(2)	Mr. Markey joined the Board of Directors on March 18, 2016, as previously reported on a Form 8-K filed with the SEC on March 22, 2016.

The table below shows the aggregate number of unvested stock awards and options for each non-employee director as of January 31, 2017. Stock awards consist of DSUs for which the minimum one-year service period has not been satisfied.

Name	Aggregate Stock Awards Outstanding (#)	Aggregate Stock Options Outstanding (#)
Mary Palermo Cotton	29,851	—
Steven Craddock	29,851	—
William F. Markey, III (1)	58,368	—
Thomas F. Olson	29,851	—
Royce. E. Wilson	29,851	—

(1)	Mr. Markey joined the Board of Directors on March 18, 2016, as previously reported on a Form 8-K filed with the SEC on March 22, 2016.

Report of the Audit Committee

The Audit Committee currently consists of Ms. Cotton (Chairman), Mr. Craddock, Mr. Markey and Mr. Olson.

The Audit Committee’s primary duties and responsibilities are to:

•	Appoint, compensate and retain SeaChange’s independent registered public accounting firm, and oversee the work performed by the independent registered public accounting firm;

•	Assist the Board of Directors in fulfilling its responsibilities by reviewing the financial reports provided by SeaChange to the SEC and SeaChange’s stockholders;

•	Monitor the integrity of SeaChange’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;

•	Recommend, establish and monitor procedures designed to improve the quality and reliability of the disclosure of SeaChange’s financial condition and results of operations; and

•	Provide an avenue of communication among the independent registered public accounting firm, management and the Board of Directors.

The Board of Directors has adopted a written charter setting out the functions the Audit Committee is to perform. A copy of this may be found on SeaChange’s website at www.schange.com under the “Corporate Governance” section of the “Investor Relations” link.

Management has primary responsibility for SeaChange’s consolidated financial statements and the overall reporting process, including SeaChange’s system of internal controls.

The independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of SeaChange in conformity with accounting principles generally accepted in the United States of America, expresses an opinion on the effectiveness of internal control over financial reporting and discusses with the Audit Committee any issues the independent registered public accounting firm believes should be raised with SeaChange.

For fiscal 2017, the Audit Committee reviewed the audited consolidated financial statements of SeaChange and met with both management and Grant Thornton LLP, SeaChange’s independent registered public accounting firm, to discuss those consolidated financial statements.

The Committee has received from and discussed with Grant Thornton LLP the written disclosure and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the audit committee concerning independence, and has discussed with Grant Thornton LLP their independence. The Committee also discussed with Grant Thornton LLP the matters required to be discussed under rules adopted by the Public Company Accounting Oversight Board in Rule 3200T.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of SeaChange be included in its Annual Report on Form 10-K for the fiscal year ended January 31, 2017. The Audit Committee also decided to retain Grant Thornton LLP as SeaChange’s independent registered public accounting firm for the 2018 fiscal year.

RESPECTFULLY SUBMITTED BY THE AUDIT

COMMITTEE OF THE BOARD OF DIRECTORS

Mary Palermo Cotton, Chairman

Steven Craddock

William F. Markey, III

Thomas F. Olson

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material.” No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that SeaChange specifically incorporates this report or any portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

INFORMATION CONCERNING EXECUTIVE OFFICERS

In addition to Edward Terino, SeaChange’s Chief Executive Officer and Director, whose biographical information is set forth above at page 6, SeaChange’s executive officers are:

Executive Officer’s Name	Position and Principal Occupation and Business Experience During the Past Five Years
Jonathan Rider

Chief Operating Officer & Senior Vice President

Mr. Rider, age 52, previously served as SeaChange’s Chief Information Officer since April 19, 2016. Mr. Rider’s has over thirty years of senior management experience in the high technology sector including service as Chief Information Officer of Dynatrace from August 2014 to February 2016; Senior Vice President, Technology and Engineering of Arcadia Solutions from September 2013 to August 2014; Principal and Chief Information Officer of JetStream Consulting from June 2006 to January 2014; Vice President, Business Systems of PTC from March 2011 to June 2012; Vice President and Chief Information Officer of Gilbane Building Company from November 2006 to May 2010. Previously Mr. Rider served as a U.S. Army Officer and helicopter instructor. Mr. Rider holds a United States patent in the area of data mining and is a Six Sigma Green and Black Belt. Mr. Rider has a B.S. in Aeronautics, Engineering/Aviation and a M.B.A. in E-Business from the University of Phoenix.

Peter Faubert

Chief Financial Officer, Senior Vice President and Treasurer

Mr. Faubert, age 47, joined the Company on July 7, 2016 as Chief Financial Officer, Senior Vice President and Treasurer. He brings over fifteen years of extensive finance leadership for public and private software companies that focused on video service providers, mobility and enterprise computing. Prior to joining the Company, Mr. Faubert served as Chief Financial officer of This Technology, Inc. from December 2013 to August 2015, Chief Financial Officer and Treasurer of Vision Government Solutions, Inc. from October 2012 to December 2013, Chief Financial Officer of JNJ Mobile (MocoSpace) from February 2009 to July 2012 and Chief Financial Officer and Treasurer at Turbine, Inc. from August 2005 to January 2009. Prior to that Mr. Faubert held various senior finance positions with Viisage Technology Inc., Burntsand Inc. and Ariba Inc. Mr. Faubert is also a Certified Public Accountant.

David McEvoy

General Counsel, Senior Vice President and Secretary

Mr. McEvoy, age 59, joined the Company on July 2, 2012 as Vice President and General Counsel. He became Senior Vice President and General Counsel on February 1, 2013, and became the Secretary on May 17, 2013. Prior to joining SeaChange, Mr. McEvoy was the Senior Vice President and General Counsel of Peoplefluent Inc. from June 2011 to July 2012. Mr. McEvoy served as the Senior Vice President and General Counsel of Art Technology Group, Inc. (“ATG”) from September 2005 to March 2010, which was acquired by Oracle Corporation on January 5, 2011. Prior to joining ATG, Mr. McEvoy was the Group General Counsel — Operations of Gores Technology Group, a private equity firm. Mr. McEvoy has held various General Counsel and other executive level legal positions with several companies including Aprisma Inc., Anker Systems Ltd., VeriFone Inc., Mattel Interactive, Broderbund and The Learning Company.

Executive officers of SeaChange are appointed by, and serve at the discretion of, the Board of Directors, and serve until their successors have been duly elected and qualified. There are no family relationships among any of the executive officers or directors of SeaChange. Each executive officer is a full-time employee of SeaChange.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

We have implemented an executive compensation program that rewards performance. Our executive compensation program is designed to attract, retain and motivate the key individuals who are most capable of contributing to our success and building long-term value for our stockholders. The elements of our executives’ total compensation are base salary, incentive compensation and other employee benefits. We have designed a compensation program that makes a substantial portion of executive pay variable, subject to increase when performance targets are achieved, and subject to reduction when performance targets are not achieved.

Fiscal 2017 Business Results

In fiscal 2017, we continued to address what we see as the continuing rise of over-the-top (“OTT”) services by such companies as Netflix, Hulu and Amazon and by media companies such as HBO, CBS and BBC. This rise of OTT video services in the United States has increased the demand for multiscreen capabilities on a range of consumer devices operating on cloud-based platforms. We increased our strategic investments in research and development related to our cloud-based offerings, as well as in sales and marketing as we work to increase our go-to-market efforts in this area. We continued to invest in our Rave premium OTT platform (“Rave”) which is our cloud-based software-as-a-service (“SaaS”) offering that permits service providers and media companies to offer features and functions through a service hosted and managed by SeaChange, reducing cost and increasing speed and ease of use for end-users. We believe that by delivering innovative solutions to both our existing customer base and to content owners that are looking to provide OTT services, we can meet their growing needs and help them get to market faster, which will help them drive new revenue growth. Recognizing the importance of OTT, we have architected our cloud solutions and products to make integrating with existing networks simple and a core competency of our platform. We have optimized our software solutions to serve a wide range of consumer devices.

In fiscal 2017, we acquired a 100% share of DCC Labs, enabling us to optimize the operations of our In-Home business, which develops home video gateway software including SeaChange’s Nucleus and NitroX products. In addition, the acquisition brings market-ready products, including an optimized television software stack for Europe’s Digital Video Broadcasting community, and an HTML5 framework for building additional user experience client applications across a variety of CPE devices, including Android TV STBs, tablets, mobile and compute devices.

In conjunction with the DCC Labs acquisition, we commenced a workforce reduction within our In-Home engineering and services organization, which allowed us to achieve approximately $8 million in annualized cost savings. In addition to the reduction in workforce due to the acquisition of DCC Labs, we implemented additional company-wide cost savings during the second half of fiscal 2017, which included a worldwide reduction in workforce, to help improve operations and optimize our cost structure with the goal of assisting in restoring SeaChange to profitability and positive cash flow.

In addition, during fiscal 2017 we appointed a new Chief Executive Officer, Edward Terino, who previously served as the Company’s Chief Operating Officer. Mr. Terino has an extensive track record in C-level corporate strategy, execution and board participation which spans ten public companies, including six business-to-business enterprise-level software providers in addition to SeaChange. In addition, during fiscal 2017, we appointed a new Chief Financial Officer, Peter Faubert and a new Chief Operating Officer, Jonathan Rider. We made significant operational improvements during fiscal 2017. We ended the fourth quarter of fiscal 2017 with cash, cash equivalents, restricted cash and marketable securities of $38.7 million and no debt outstanding.

However, our overall financial results decreased from fiscal 2016, with revenues of $83.8 million in fiscal 2017 compared to revenues of $107.0 million in fiscal 2016 and a GAAP operating loss of $54.1 million, or

$1.55 per basic share, in fiscal 2017 compared to a GAAP operating loss of $48.2 million, or $1.44 per basic share, from continuing operations in fiscal 2016. These decreases were primarily the result of less service revenue recognized for professional services provided on our video platform and a decrease in maintenance and support revenue provided on post-warranty contracts. Included in the full fiscal 2017 GAAP results are $33.3 million in non-GAAP charges, which consisted primarily of the loss on impairment of long-lived assets, severance and other restructuring costs, stock-based compensation, amortization of intangible assets from prior acquisitions, and other non-recurring professional fees, while the full fiscal 2016 results by comparison included $40.7 million of similar non-GAAP charges.

Pay for Performance

In recent years, payouts under our executive compensation incentive plan have largely been limited to payouts made for the achievement of individual performance objectives rather than the portion of payouts allocable to the achievement of pre-established financial objectives of the Company, as these objectives have not been met. For example, in fiscal 2017, payouts under our fiscal 2017 performance-based compensation plan were only made for the achievement of certain individual performance objectives, and no payouts were made with respect to satisfying the pre-established financial objectives. In contrast, in years, such as fiscal 2011, when performance improved over those in the prior fiscal year, payouts were also made based on pre-determined Company financial objectives. We believe that the variability in these payouts indicates that our annual compensation plans effectively reward our executive officers for superior performance, while appropriately adjusting compensation downward for less-than-superior performance.

Compensation Objectives

We structure our executive compensation to reflect individual responsibilities and contributions, while providing incentives to achieve overall business and financial objectives. The Compensation Committee (the “Committee”) has the responsibility for establishing, implementing and monitoring adherence to this philosophy.

The Committee has designed an executive compensation plan that rewards the achievement of specific financial and non-financial goals through a combination of cash and stock-based compensation. This bifurcation between financial and non-financial objectives and between cash and stock-based compensation creates alignment with stockholder interests and provides a structure in which executives are rewarded for achieving results that the Committee believes will enhance stockholder value.

The Committee believes that stockholder interests are best served by compensating our executives at industry competitive rates, enabling us to attract and retain the best available talent, recognizing superior performance while providing incentives to achieve overall business and financial objectives. By doing so, we believe that our ability to achieve financial and non-financial goals is enhanced.

Setting Executive Compensation

When setting the annual compensation plan for our executive officers, the Committee begins with an analysis of each compensation component for our Chief Executive Officer. This analysis includes the dollar amount of each component of compensation payable to the Chief Executive Officer related to the relevant period, together with the related metrics for performance-based compensation. The overall purpose of this analysis is to bring together, in one place, all of the elements of fixed and contingent compensation, so that the Committee may analyze both the individual elements of compensation (including the compensation mix) as well as the aggregate amount of actual and projected compensation.

The Committee then presents this analysis to the Chief Executive Officer, who provides input to the Committee on the reasonableness, feasibility and effectiveness of the compensation components, including performance metrics, proposed by the Committee. The Chief Executive Officer then creates similar compensation component breakdowns for the other executive officers, presenting compensation recommendations of both base and performance-based compensation related to the relevant period, together with the associated performance metrics. These recommendations are then reviewed and, once agreed upon, approved by the Committee. The Committee can and has exercised its discretion in modifying any recommended compensation to executives, and exercises this discretion in active consultation with the Chief Executive Officer.

In setting executive compensation for fiscal 2017, the Committee reviewed its list of peer companies recommended by Frederic W. Cook & Co., Inc., (“Cook”) a compensation consulting firm who the Committee concluded based on the Company’s knowledge and information provided by Cook had no conflict of interest with the Company. The list of our peer companies, which is identical to the list of peer companies recommended by Cook in fiscal 2016, is as follows:

•    American Software, Inc.

•    Carbonite, Inc.

•    Guidance Software, Inc.

•    Limelight Networks, Inc.

•    Marin Software Incorporated

•    Monotype Imaging Holdings, Inc.

•    RealNetworks, Inc.

•    Telenav, Inc.

•    8x8, Inc.

• Brightcove, Inc. • eGain Corporation • Jive Software, Inc. • Marchex, Inc. • Model N, Inc. • PROS Holdings, Inc. • Tangoe, Inc. • YuMe, Inc.

The Committee determined that this list of peer companies provided appropriate referenceable data points, based on our revenues, market capitalization, and industry focus relative to each of these companies. The Committee made reference to the compensation paid by these peer companies in establishing fiscal 2017 executive compensation but did not benchmark compensation to these companies.

With respect to all of the fiscal 2017 compensation programs for the Company’s named executive officers, the Committee endeavors to establish a compensation program that is internally consistent and equitable to enable our achievement of overall corporate objectives. Within this framework, the level of the Chief Executive Officer’s compensation will differ from that of the other executives because of the difference in his role and responsibilities and the compensation practices at peer companies.

In 2016, we submitted our executive compensation to an advisory vote of our stockholders and it received the support of 98% of the total votes cast on this matter at our annual meeting. We pay careful attention to any feedback we receive from our stockholders about our executive compensation, including the “Say-on-Pay” vote. While we had already approved our fiscal 2017 compensation plan by the time we held our “Say-on-Pay” vote in July 2016, we considered the stockholder advisory vote in formulating our fiscal 2018 compensation plan. This consideration included reaching out to certain large stockholders to discuss and seek input on our compensation plans.

Fiscal 2017 Executive Compensation

In fiscal 2017, we experienced a number of leadership changes. Effective April 6, 2016, Edward Terino, who previously served as our Chief Operating Officer, was appointed Chief Executive Officer, following the termination of Jay Samit as CEO and Director. Effective July 6, 2016, Peter Faubert was appointed Chief Financial Officer, following the resignation of Anthony Dias as CFO. Effective January 31, 2017, Jonathan Rider, who previously served as our Chief Information Officer, was appointed Chief Operating Officer. A description of employment terms related to these appointment is set forth below, and a description of the terms of the separation agreements with Mr. Samit and Mr. Dias is set forth below under the headings “Separation Agreement with Former Chief Executive Officer, Jay Samit” and “Separation Agreement with Former Chief Financial Officer, Anthony Dias.”

Employment Offer Letter with New Chief Executive Officer, Edward Terino

In connection with the hiring of our new Chief Executive Officer, Edward Terino, effective as of April 6, 2016, we entered into an employment offer letter with Mr. Terino, dated as of April 6, 2016.

In establishing the terms of Mr. Terino’s employment, the Committee determined that the Cook list of peer companies provided appropriate referenceable data points, based on the revenues, market capitalization, and industry focus of the Company relative to each of these companies. The Committee made reference to these peer companies in establishing the compensation package with respect to Mr. Terino’s service as Chief Executive Officer, but did not benchmark compensation to these companies. Among the items considered by the Committee was that not each of the peer companies had recently hired a new chief executive officer, meaning that there would be a lack of comparability in compensation amounts when incentive or new hire awards are taken into account.

Based on the foregoing, we entered into an employment offer letter containing the following material compensation terms:

•	Annual base salary of $450,000 per year;

•	A grant of an option to purchase 600,000 shares of stock with an exercise price of $5.56 (fair market value based on the price of our stock at market close on April 6, 2016), to vest in approximately equal tranches based on our stock price reaching $7.00, $9.00 and $11.00 for twenty consecutive trading dates, but in any event no earlier than six months from April 6, 2016;

•	A fiscal 2017 performance-based compensation plan to consist of a target bonus award of $405,000 payable in cash;

•	Eligibility for annual Long Term Incentive (“LTI”) equity awards;

•	An additional LTI equity award valued at $370,000.

As summarized in the table below, the Committee structured each of Mr. Terino’s inducement award, target annual compensation and LTI Award to have a substantial performance-based element.

Fiscal 2017 CEO Target Pay Mix

Inducement Award	Target Annual Compensation 47.4% Performance-Based	Long Term Incentive Equity (“LTI”) Award
• A grant of an option to purchase 600,000 shares of stock to vest in equal increments upon our stock price achieving $7.00, $9.00 and $11.00 (the “Initial Option Award)	• 52.6% or $450,000 base salary • 47.4% or $405,000 target performance-based cash bonus on achievement of fiscal 2017 goals	• LTI equity awards in an amount to be determined

The Committee believed that the overall compensation mixture, including the use of RSUs, PSUs and options containing both time-based and performance-based vesting, would incentivize an effective alignment of the interests of our newly-hired Chief Executive Officer with those of our stockholders. Because of the accounting treatment of these inducement or new hire awards, there is a substantial increase in the compensation reported in the Summary Compensation Table to Mr. Terino in fiscal 2017 than has historically been paid to our Chief Executive Officer. The Committee anticipates that the compensation reported in the Summary Compensation Table for Mr. Terino in future years will be significantly lower, as the reported compensation would be only annual compensation and long-term awards.

Employment Offer Letter with New Chief Operating Officer, Jonathan Rider

In connection with the hiring of our new Chief Operating Officer, Jonathan Rider, effective as of January 31, 2017, we entered into an employment offer letter with Mr. Rider, dated as of January 31, 2017.

In establishing the terms of Mr. Rider’s employment, the Committee determined that the Cook list of peer companies provided appropriate referenceable data points, based on the revenues, market capitalization, and industry focus of the Company relative to each of these companies.

Based on the foregoing, we entered into an employment offer letter containing the following material compensation terms:

•	Annual base salary of $325,000 per year;

•	A grant of an option to purchase 100,000 shares of stock with an exercise price of $2.42 (fair market value based on the price of our stock at market close on January 31, 2017), to vest in four equal tranches on January 31, 2018, January 31, 2019, January 31, 2020 and January 31, 2021;

•	A fiscal 2018 performance-based compensation plan to consist of a target bonus award of $260,000 payable in cash; and

•	Eligibility for annual LTI equity awards.

Employment Offer Letter with New Chief Financial Officer, Peter Faubert

In connection with the hiring of our new Chief Financial Officer, Peter Faubert, effective as of July 6, 2016, we entered into an employment offer letter with Mr. Faubert, dated as of July 6, 2016.

In establishing the terms of Mr. Faubert’s employment, the Committee determined that the Cook list of peer companies provided appropriate referenceable data points, based on the revenues, market capitalization, and industry focus of the Company relative to each of these companies.

Based on the foregoing, we entered into an employment offer letter containing the following material compensation terms:

•	Annual base salary of $300,000 per year;

•	A grant of an option to purchase 100,000 shares of stock with an exercise price of $3.30 (fair market value based on the price of our stock at market close on July 6, 2016), to vest in four equal tranches on July 6, 2017, July 6, 2018, July 6, 2019 and July 6, 2020;

•	A fiscal 2017 performance-based compensation plan to consist of a target bonus award of $180,000 payable in cash, to be pro-rated based on his days of service in fiscal 2017; and

•	Eligibility for annual LTI equity awards.

Fiscal 2017 Executive Compensation Components

For the fiscal year ended January 31, 2017, the principal components of compensation for our named executive officers were:

•	base salary;

•	short-term performance-based incentive compensation;

•	long-term incentive equity awards;

•	discretionary equity awards;

•	change in control and termination benefits; and

•	general employee welfare benefits.

As discussed below, the Committee believed that this mix of compensation would allow us to pay our executive officers competitive levels of compensation that best reflect individual responsibilities and contributions, while providing incentives to achieve overall business and financial objectives.

Base Salary

We provide our named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for named executive officers are determined individually for each executive.

During its review of base salaries for named executive officers, the Committee primarily considers:

•	individual performance of the executive;

•	our overall past operating and financial performance and future expectations;

•	internal review of the executive’s compensation, both individually and relative to other executive officers; and

•	market data regarding peer companies.

The Committee does not give a specific weighting among these various factors but rather considers the factors collectively in setting base salary. Salary levels are typically considered on an annual basis as part of the performance review process, as well as upon a promotion or other change in job responsibility. We try to provide an allocation between base and performance-based incentive compensation that reflects market conditions and appropriately ensures alignment of individual performance with our objectives.

In setting the executive compensation plan for fiscal 2017, the Committee did not make an adjustment to the base salary of the Chief Executive Officer, Mr. Samit, who continued to receive a base salary of $500,000 prior to the termination of his employment on April 6, 2016. The Committee also did not make an adjustment to the base salary of the Chief Operating Officer, Mr. Terino, who continued to receive a base salary of $385,000, until his appointment as Chief Executive Officer on April 6, 2016. The Committee increased Mr. Terino’s base salary to $450,000 upon his appointment as the Chief Executive Officer. The Committee increased base salary of the Chief Financial Officer, Mr. Dias, from $306,000 to $315,500 on May 1, 2016 that he continued to earn until the termination of his employment on July 31, 2016. The Committee also increased Mr. McEvoy’s base salary from $280,000 to $290,000 on May 1, 2016.

The Committee appointed Mr. Faubert as the Chief Financial Officer of the Company on July 6, 2016, and set Mr. Faubert’s base salary at $300,000. The Committee also appointed Mr. Rider as the Chief Operating Officer of the Company on January 31, 2017 and increased Mr. Rider’s base salary from $240,000 (in his prior role with the Company as Chief Information Officer) to $325,000 in his new role of Chief Operating Officer.

Performance-Based Incentive Compensation

After considering the overall cash-equity mix of the aggregate compensation paid to our named executive officers, the Committee structured awards pursuant to the fiscal 2017 performance-based compensation plan to be a mixture of cash, stock options, restricted stock units (“RSUs”) and performance stock units (“PSUs”). The Committee believes that including both cash, stock options, RSUs and PSUs as an element of the performance-based compensation is important as it further aligns the interests of our executive officers with those of our stockholders, increases executive ownership of our stock, discourages excessive levels of risk taking, and enhances executive retention in a challenging business environment and competitive labor market, while at the same time providing competitive current compensation and accounting for the liquidity limitations created by the Company’s stock ownership guidelines.

Starting in fiscal 2017, the Committee now provides all equity awards to the named executive officers under the performance-based Long Term Incentive (“LTI”) compensation plan and all cash awards to the named executive officers under the performance-based Short Term Incentive (“STI”) compensation plan. Each of the STI and LTI plans are described further below.

Fiscal 2017 Performance-Based Short Term Incentive Compensation Plan

The Committee believes that performance-based incentive compensation motivates the achievement of critical annual performance objectives aimed at enhancing stockholder value. The fiscal 2017 performance-based STI compensation plans established for each of Messrs. Terino, Rider, Faubert, McEvoy and Dias, the Company’s executive officers during fiscal 2017, provided for a cash award payable upon the satisfaction of specified targets. Mr. Samit, our Chief Executive Officer until the termination of his employment on April 6, 2016, did not participate in the fiscal 2017 performance-based STI compensation plan because Mr. Samit ceased to be employed by the Company prior to the Committee’s approval of the fiscal 2017 STI plans.

Performance-based compensation for each of the named executive officers, except for Mr. Rider, pursuant to our fiscal 2017 plan was structured as follows:

•	40% of target bonus payable based upon the achievement of certain GAAP revenue goals for fiscal 2017;

•	40% of target bonus payable based upon the achievement of certain non-GAAP operating income[1] goals for fiscal 2017; and

•	20% or target bonus payable based upon the achievement of certain individual performance-based objectives.

Mr. Rider’s fiscal 2017 performance-based STI compensation plan was structured as follows, similar to other non-executive officers of the Company as it was awarded to Mr. Rider in his capacity as Chief Information Officer prior to becoming our Chief Operating Officer:

•	20% of target bonus payable based upon the achievement of certain GAAP revenue goals for fiscal 2017;

•	40% of target bonus payable based upon the achievement of certain non-GAAP operating income goals for fiscal 2017; and

•	40% or target bonus payable based upon the achievement of certain individual performance-based objectives.

[1]	We define non-GAAP (loss) income from operations as GAAP operating (loss) plus stock-based compensation expenses, amortization of intangible assets, earn-outs and change in fair value of earn-outs, non-operating expense professional fees, severance and other restructuring costs, provision for loss contract and loss on impairment of long-lived assets.

In determining the targets and payouts at target performance levels for each of the objectives for awards under the 2017 executive compensation plan, the Committee considered the probability of achieving that target and the corresponding level of individual and group effort that would be required to achieve that target. Within that framework, the Committee set a fiscal 2017 GAAP revenue target of $117 million, with a threshold of $111 million, and a fiscal 2017 non-GAAP operating income target of $3.5 million, with a threshold of $0. The Committee retained discretion to adjust these targets during the year, including discretion to reflect changes from the Company’s ongoing transition to being a leading provider of software and services, changes in the Company’s executive officers, and other unusual or non-recurring items. The Committee did not establish limits for itself with respect to exercise of this discretion, and believes that this discretion is important in order to retain the ability to compensate executive officers in a manner that reflects overall corporate and individual performance relative to the market conditions.

In establishing financial targets and potential payout targets for the named executive officers, the Committee provided for additional incentive payouts in the event that the revenue or non-GAAP operating income targets were exceeded, with a specified maximum upward adjustment of twenty-five percent (25%) above target based upon non-GAAP operating income and a maximum upward adjustment of twenty-five (25%) based upon revenue. The Committee also provided for a decreasing amount of cash payouts in the event that the revenue or non-GAAP operating income target, as applicable, were not met, while establishing a threshold with respect to each objective below which no corresponding payout would be made. These provisions were established to provide incentive to our executive officers to exceed the financial targets, as well as to provide some form of payout for performance that approaches but may not meet the established targets. The Committee implemented this structure to ensure that our compensation programs support our overall compensation objectives.

Each of the named executive officers participating in our fiscal 2017 performance based incentive compensation plan also had individual performance-based objectives, except for Mr. Dias whose objectives were not finalized prior to the termination of his employment with the Company on July 31, 2016. The objectives for Messrs. Terino, Rider, Faubert and McEvoy are as follows:

•	Mr. Terino: the acquisition of DCC Labs, the reduction of operating costs, the expansion of the Company’s sales capability, the re-engineering of the Company’s information systems and the strengthening of the finance organization’s contribution to the business functions.

•	Mr. Rider (in his role of Chief Information Officer): implementation of a new CRM/SFA system, the consolidation and streamlining of engineering time tracking and project management systems, the reduction of operating costs in IT and G&A, the integration of DCC labs into the Company and improvements to the Company’s IT infrastructure and software environments.

•	Mr. Faubert: implementation of the Company’s restructuring plans, the evaluation and strengthening of the global finance organization, the strengthening of the Company’s working capital management, the identification and improvements to the Company’s global revenue forecasting and reporting, and the improvement of the Company’s budget process.

•	Mr. McEvoy: the acquisition and integration of DCC Labs, the management of the legal risks associated with the Company’s restructuring activities, performing certain commercial contract reviews, the evaluation of the Company’s external legal resources, and the update of the Company’s Enterprise Risk Management documentation.

Payouts were made under our fiscal 2017 performance-based STI plan based on the achievement of individual performance objectives only. No payouts were made in fiscal 2017 with respect to the satisfaction of the pre-established financial objectives under our fiscal 2017 performance-based STI plan. Mr. Samit and Mr. Dias did not receive any awards under the fiscal 2017 performance-based compensation plan, however fiscal 2017 performance was considered in the determination of their severance packages discussed more fully under the section, “Separation Agreement with Former Chief Executive Officer, Jay Samit” and “Separation Agreement with Former Chief Financial Officer, Anthony Dias”, respectively. Under the fiscal 2017 performance-based STI plan, Mr. Terino received a cash bonus of $70,200; Mr. Rider received a cash bonus of $58,032; Mr. Faubert received a cash bonus of $18,726; and Mr. McEvoy received a cash bonus of $27,796.

Long-Term Incentive Equity Awards

Fiscal 2017 Long-Term Incentive Program

In fiscal 2017, the Committee continued its Long-Term Incentive (“LTI”) Program under which the named executive officers will receive long-term equity-based incentive awards, which are intended to align the interests of our named executive officers with the long-term interests of our stockholders and to emphasize and reinforce our focus on team success. The long-term equity-based incentive compensation awards for fiscal 2017 were made in the form of stock options, RSUs and performance stock units for shares of our common stock (“PSUs”) subject to vesting based in part on the extent to which employment continues for three (3) years.

Because the executives are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price, because the value of restricted stock units is based on the price of our common stock when the RSUs vest and because the vesting of the PSUs is dependent on the price of our common stock, we believe stock options, RSUs and PSUs provide meaningful incentives to executives to achieve increases in the value of our stock over time and as a result are effective tools for meeting our compensation goal of increasing long-term stockholder value.

All LTI awards are approved by the Committee. In determining the size of a stock option grant, RSU award or PSU award, the Committee takes into account individual performance (generally consisting of financial performance for the year as well as a subjective, qualitative review of each named executive officer’s contribution to the success of the business), internal pay equity considerations and the value of previously granted equity awards.

The following LTI awards were approved by the Committee on January 31, 2017:

•	PSUs. An award of PSUs in an amount based on the target number of shares of SeaChange’s common stock set forth opposite the applicable executive’s name below:

Executive	Target Award # of PSUs
Edward Terino	91,488
Jonathan Rider	30,843
Peter Faubert	40,175
David McEvoy	15,838

Such awards of PSUs will vest, if at all, on January 31, 2020 (the “Maturity Date”) based on SeaChange’s total shareholder return for the period between February 1, 2017 and January 31, 2020 (the “Performance Period”) compares to that of the companies comprising the S&P SmallCap 600 Index (the “SeaChange Relative TSR Percentile Rank”):

SeaChange Relative TSR Percentile Rank at January 31, 2020	Share Payout as a Percentage of Target Award
25th or lower	0%
26th to 50th	50% to 99%
51% to 75%	100% to 149%
76th or higher	150%

•	RSUs. An award of RSUs for an amount of shares of SeaChange’s common stock set forth opposite the applicable executive’s name below, to be vested ratably on an annual basis over the three years following January 31, 2017:

Executive	RSUs Awarded
Edward Terino	45,744
Jonathan Rider	15,422
Peter Faubert	20,088
David McEvoy	7,919

•	Stock Options. An award of options to purchase the number of shares of SeaChange’s common stock set forth opposite the applicable executive’s name below at an exercise price equal SeaChange’s closing stock price on January 31, 2017, to be vested ratably on an annual basis over the three years following January 31, 2017:

Executive	Options Awarded
Edward Terino	96,710
Jonathan Rider	32,604
Peter Faubert	42,469
David McEvoy	16,743

Additional PSU Terms

If a change in control of the Company occurs prior to the Maturity Date and while an executive is in the employ of the Company, then the continued employment requirement of the PSUs shall cease to apply and the share payout as a percentage of the PSU target award by reference to the SeaChange Relative TSR Percentile Rank on the thirty (30) consecutive trading days preceding the change in control, and (ii) any Share Payout shall be made in a single payment of shares of the Company’s common stock in connection with the closing of the change in control transaction.

If a named executive’s officer’s employment is terminated prior to a change in control by the Company without cause or by the named executive officer for good reason, then the continued employment requirement for the named executive officer will cease to apply and the share payout as a percentage of the PSU target award will be determined as of the Maturity Date and paid provided, however, that the number of shares of the Company’s common stock to be paid to the named executive officer in such circumstance shall be pro-rated based on the number of days elapsed in the Performance Period prior to the date the executive’s employment terminated.

Other Awards

In connection with Mr. Terino’s appointment as Chief Executive Officer effective as of April 6, 2016, as previously reported on a Form 8-K filed with the SEC on April 7, 2016, we entered into an employment offer letter with Mr. Terino providing for a grant of an option to purchase 600,000 shares of our stock with an initial exercise price of $5.56 (fair market value based on the price of our stock at market close on April 6, 2016), to vest in approximately equal tranches based on our stock price reaching $7.00, $9.00 and $11.00 for twenty (20) consecutive trading dates, but in any event no earlier than six (6) months from April 6, 2016, in addition to his base salary and LTI Award described above.

In connection with Mr. Rider’s appointment as Chief Operating Officer effective as of January 31, 2017, as previously reported on a Form 8-K filed with the SEC on February 3, 2017, we entered into an employment offer letter with Mr. Rider providing for a grant of an option to purchase 100,000 shares of our stock with an exercise price of $2.42 (fair market value based on the price of our stock at market close on January 31, 2017), to vest annually in four equal tranches on January 31, 2018, January 31, 2019, January 31, 2020 and January 31, 2021, respectively, in addition to his base salary and LTI Award described above.

In connection with Mr. Faubert’s appointment as Chief Financial Officer effective as of July 6, 2016, as previously reported on a Form 8-K filed with the SEC on July 6, 2016, we entered into an employment offer letter with Mr. Faubert providing for a grant of an option to purchase 100,000 shares of our stock with an exercise price of $3.30 (fair market value based on the price of our stock at market close on July 6, 2016), to vest annually in four equal tranches on July 6, 2017, July 6, 2018, July 6, 2019 and July 6, 2020, respectively, in addition to his base salary and LTI Award described above.

Mr. Rider and Mr. McEvoy each received $25,000 discretionary cash bonuses for their efforts regarding improvements to our customer service organization and the DCC Labs acquisition, respectively. The Compensation Committee also exercised discretion to award Mr. McEvoy a $27,796 cash bonus for his efforts and performance during fiscal 2017, concurrent with payments pursuant to the fiscal 2017 performance-based STI compensation plan.

Separation Agreement with Former Chief Executive Officer, Jay Samit

In connection with the termination of employment without cause of our Chief Executive Officer Jay Samit, effective as of April 6, 2016, we entered into a separation agreement, dated as of April 6, 2016, with Mr. Samit, the terms of which were consistent with those contained in Mr. Samit’s employment offer letter, as previously reported on a Form 8-K filed with the SEC on October 22, 2014. Pursuant to the separation agreement, we agreed to:

•	Pay Mr. Samit 18 months base salary ($750,000) as severance in twelve (12) equal installments of $62,500 per installment, subject to all ordinary payroll taxes and withholdings;

•	Pay Mr. Samit $625,000 in satisfaction of his fiscal 2016 and fiscal 2017 annual bonus;

•	Allow for pro-rated vesting of his time-based equity awards through his termination date; and

•	Allow Mr. Samit to remain eligible to receive his pro-rated portion of his LTI PSU award.

Under the separation agreement, Mr. Samit affirmed his existing employee noncompetition, nondisclosure and developments agreement pursuant to which Mr. Samit agreed to non-competition and non-solicitation provisions restricting his activities for a period of one-year after the termination of his employment.

Separation Agreement with Former Chief Financial Officer, Anthony Dias

In connection with the termination of employment of our Chief Financial Officer Anthony Dias, effective as of July 31, 2016, we entered into a separation agreement, dated as of July 6, 2016, with Mr. Dias. Pursuant to the separation agreement, we agreed to:

•	Pay Mr. Dias six (6) months of base salary ($157,750) as severance in twelve (12) equal semi-monthly installments of $13,145.83, subject to all ordinary payroll taxes and withholdings;

•	Allow Mr. Dias to remain eligible for a pro-rated fiscal 2017 target annual bonus of $189,300, payable in cash (“Target Bonus”). Forty percent (40%) of this Target Bonus was based upon the achievement of certain goals related to the Company’s reported fiscal 2017 non-GAAP operating income, forty percent (40%) of it was based upon the achievement of certain goals related to the Company’s reported revenue (both according to the Company’s fiscal 2017 financial goals) and twenty percent (20%) based upon the achievement of Mr. Dias’ personal goals; and

•	Allow for the continued vesting through January 31, 2017 of Mr. Dias’ outstanding equity awards including allowing Mr. Dias to remain eligible to receive a pro-rated portion (33.33% of the original three-year period) of his PSU award to be determined subsequent to January 31, 2019 pursuant to the previously disclosed terms of his PSU award agreement.

Under the separation agreement, Mr. Dias affirmed his existing employee noncompetition, nondisclosure and developments agreement pursuant to which Mr. Dias agreed to non-competition and non-solicitation provisions restricting his activities for a period of one-year after the termination of his employment.

Clawback Policy; Stock Ownership Guidelines; Hedging and Pledging Restrictions

Compensation paid to our named executive officers is subject to a policy regarding compensation reimbursement, or a “clawback” policy, as described in our Code of Ethics and Business Conduct, a copy of which is available on our website of www.schange.com under the “Corporate Governance” section of the “Investor Relations” link. The policy provides that in the event that our financial results are significantly restated, the Board of Directors will review any compensation, other than base salary, paid or awarded to any executive officer found to be personally responsible for the fraud or intentional misconduct that caused the need for the restatement. The Board will, to the extent permitted by law, require the executive officer to repay any such compensation if:

•	the amount of such compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of the restatement;

•	such executive officer engaged in fraud or intentional misconduct that caused the need for the restatement; and

•	such compensation would have been lower than the amount actually awarded had the financial results been properly reported.

Compensation paid to our named executive officers in the form of equity is also subject to our stock retention and ownership guidelines that apply to our directors and senior officers, as described in our Corporate Governance Guidelines, a copy of which is available on our website at www.schange.com under the “Corporate Governance” section of the “Investor Relations” link. These guidelines provide that by the later of six (6) years following appointment to office or four (4) years following election to the board, as applicable:

•	each non-employee director is expected to retain ownership of vested shares of SeaChange stock in a minimum amount equal to lesser of 25,000 shares or $200,000 worth of shares;

•	the Chief Executive Officer retain ownership of vested shares of SeaChange stock in a minimum amount equal to 250,000 shares;

•	the Chief Financial Officer retain ownership of vested shares of SeaChange stock in a minimum amount equal to 75,000 shares; and

•	each Senior Vice President that is an executive officer retain ownership of vested shares of SeaChange stock in a minimum amount equal to 50,000 shares.

Prior to meeting the stock ownership targets, each non-employee director and senior executive officer is encouraged, but is not required, to retain a meaningful portion of all shares of stock acquired by the non-employee director or officer (whether through equity awards by SeaChange, purchases on the open market or otherwise) in order to progress toward the stock ownership targets, other than shares of stock sold to pay taxes and/or applicable exercise price with respect to an equity award. Upon meeting the stock ownership targets, each non-employee director and senior executive officer is required thereafter to retain not less than twenty-five percent (25%) of all shares of stock acquired by the non-employee director or officer (whether through equity awards by SeaChange, purchases on the open market or otherwise), other than shares of stock sold to pay taxes and/or the applicable exercise price with respect to an equity award. In addition, upon any termination of service for a non-employee director and upon voluntary termination of service for a senior executive officer, such director or officer must wait at least ninety (90) days before selling any shares. In the case of hardship or other compelling personal requirements, the stock ownership targets may be waived to permit the sale of shares by the affected person.

In addition, our Insider Trading and Tipping Policy prohibits our insiders, which includes our employees and directors, from engaging in hedging transactions and requires the prior written consent of our compliance officer to pledge securities of SeaChange owned by the insider. We have not received any requests pursuant to our Insider Trading and Tipping Policy to permit pledges of SeaChange stock.

We have made, and from time to time continue to make, grants of stock options and RSUs to eligible employees based upon our overall financial performance and their individual contributions. Stock options and

RSUs are designed to align the interests of our executives and other employees with those of our stockholders by encouraging them to enhance the value of SeaChange. In addition, the vesting of stock options and RSUs over a period of time is designed to defer the receipt of compensation by the recipient, creating an incentive for the individual to remain an employee. We do not have a program, plan or practice to select equity grant dates in connection with the release of favorable or negative news.

Change in Control and Termination Benefits

Each named executive officer is party to a Change in Control Severance Agreement with SeaChange (the “Change in Control Agreements”).

The Change in Control Agreements provide for benefits upon termination of employment following a change in control or sale of SeaChange (commonly referred to as “double trigger”) and do not contain any tax gross-up provisions. SeaChange entered into these agreements to reflect current best pay practices, while continuing to provide an incentive for each executive to remain with SeaChange leading up to and following a Change in Control.

Under the Change in Control Agreements, if an executive’s equity award, other than a performance-based equity award (such as PSUs or market-based stock options), is continued, assumed or substituted following a Change in Control and the executive’s employment is terminated within two years after the Change in Control by the employer without cause or by the executive for good reason (a “Covered Termination”), then such equity award would be accelerated in full. Performance-based equity awards would continue to be governed by their existing terms. In addition, if a Covered Termination occurs, the executive would be entitled to receive a cash amount as severance equal to the sum of (a) for each of Messrs. Terino, Rider and Faubert, McEvoy, one times his base salary, plus (b) 150% of the executive’s target annual bonus for the fiscal year in which the Covered Termination occurs, plus (c) for each of Messrs. Terino, Rider, Faubert and McEvoy, $62,000, being an amount corresponding to medical and other benefits during the post-employment period.

Mr. Samit had severance benefits under an employment offer letter, which provided for compensation to Mr. Samit when his employment was terminated effective as of July 31, 2016. Mr. Dias also received severance benefits under a separation agreement dated July 6, 2016.

The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal 2017 year-end, are described in detail on page 37 under the heading entitled “Potential Payments Upon Termination or Change in Control.”

General Employee Welfare Benefits

We also have various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. We offer a 401(k) retirement plan, which permits employees to invest in a choice of mutual funds on a pre-tax basis. We also maintain medical, disability and life insurance plans and other benefit plans for our employees.

Fiscal 2018 Executive Compensation Components

The principal components of fiscal 2018 executive compensation are as follows, the same as existed for fiscal 2017 executive compensation:

•	base salary;

•	short-term performance-based incentive compensation;

•	long term incentive equity awards;

•	discretionary equity awards;

•	change in control and termination benefits; and

•	general employee welfare benefits.

Within this framework, the Committee established the specific compensation programs for our named executive officers.

In setting executive compensation for fiscal 2018, the Committee reviewed a new list of peer companies recommended by Cook to reflect the removal of certain companies from the prior peer company list with a much larger market capitalization than the Company. The new list of our peer companies is as follows:

• American Software, Inc. • BSQUARE Corporation • Digital Turbine, Inc. • Guidance Software, Inc. • Limelight Networks, Inc. • Marin Software Inc. • Remark Media, Inc. • Synacor, Inc. • YuMe, Inc.	• Brightcove, Inc. • Concurrent Computer Corporation • eGain Corporation • Jive Software, Inc. • Marchex, Inc. • RealNetworks, Inc. • SITO Mobile, Ltd. • Tremor Video, Inc.

The Committee determined that this list of peer companies provided appropriate referenceable data points, based on our revenues, market capitalization, and industry focus relative to each of these companies. The Committee made reference to the compensation paid by these peer companies in establishing fiscal 2018 executive compensation but did not benchmark compensation to these companies.

For fiscal 2018, Mr. Terino receives a base salary of $450,000; Mr. Rider receives a base salary of $325,000; Mr. Faubert receives a base salary of $300,000; and Mr. McEvoy’s receives a base salary of $296,000.

In fiscal 2018 no equity awards will be made to the named executive officers under the fiscal 2018 Short Term Incentive bonus plan. Instead, any incentive equity awards to the named executive officers during fiscal 2018 are intended to be made under the 2018 Long-Term Incentive Program subject to vesting based in part on the extent to which employment continues for three (3) years. Under the fiscal 2018 Short Term Incentive bonus plan, Mr. Terino will be eligible for a target cash bonus of 90% of his base salary; Mr. Rider will be eligible for a target cash bonus of 80% of his base salary; Mr. Faubert will be eligible for a target cash bonus of 60% of his base salary; and Mr. McEvoy will be eligible for a target cash bonus of 50% of his base salary.

This short-term incentive bonus compensation is earned based on the Company’s achievement of overall company financial objectives for fiscal 2018 related to total revenue and non-GAAP operating income and based on individualized performance-based objectives. These objectives will be further discussed in our proxy statement relating to our 2018 Annual Meeting of stockholders.

In fiscal 2018, the named executive officers will be eligible to receive Long-Term Incentive Awards under the 2018 Long-Term Incentive Program with amounts to be determined.

Tax and Accounting Implications

The financial reporting and income tax consequences to SeaChange of individual compensation elements are important considerations for the Committee when it is analyzing the overall level of compensation and the mix of compensation among individual elements. Overall, the Committee seeks to balance its objective of ensuring an effective compensation package for named executive officers with the need to maximize the immediate deductibility of compensation — while ensuring an appropriate and transparent impact on reported net income and other closely followed financial measures.

In making its compensation decisions, the Committee has considered that Internal Revenue Code Section 162(m) limits deductions for compensation paid in excess of $1 million. Where feasible, the Committee designs compensation paid to its executive officers to qualify for the exemption of “performance-based” compensation from the deductibility limit. While the Committee monitors compensation paid to our executive officers in light of the provisions of Section 162(m) of the Code, the Committee does not believe that compensation decisions should be constrained necessarily by how much compensation is deductible for federal tax purposes, and the Committee is not limited to paying compensation that is “qualified performance-based compensation” under Section 162(m) of the Code. Accordingly, the Committee may elect to pay compensation to our executive officers that may not be deductible for federal tax purposes to the extent compensation to the executive officer exceeds $1 million.

Summary Compensation Table

The following table sets forth summary information regarding the compensation of SeaChange’s named executive officers in fiscal 2017, 2016, and 2015.

As described above in Compensation Discussion and Analysis, final determinations regarding awards of performance-based STI compensation are made after fiscal year-end, when performance against the previously established metrics may be assessed by the Committee. With respect to equity awards under SeaChange’s performance-based LTI compensation plans, the grant date for purposes of ASC Topic 718 is the service inception date, or the beginning of the period during which performance is measured. In accordance with ASC Topic 718, the amounts reflected below under the headings “Stock Awards” for a given fiscal year, represent the probable outcome as of the service inception date of the performance conditions under the fiscal 2017 performance-based LTI compensation plan, which in each case is the award amount at the targets approved by the Compensation Committee. In the table below performance-based compensation paid in cash after fiscal year-end but earned in the prior fiscal year is reflected under the heading “Non-Equity Incentive Plan Compensation” or “Bonus,” as applicable, in the fiscal year in which that compensation was earned, regardless of when paid.

Name	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)		Option Awards (2) ($)		Non-Equity Incentive Plan Compensation (3) ($)		All Other Compensation (4) ($)		Total ($)
Edward Terino (5)	2017	438,705	—	350,399	(6)	1,655,865	(7)	70,200		—		2,515,169
Chief Executive Officer, Director, and former Chief Operating Officer & Executive Vice President	2016	253,952	—	1,038,600		814,680		147,443		35,888		2,290,563

Jonathan Rider (8)	2017	188,308	25,000	243,589	(6)	687,578	(7	58,032		—		1,202,507
Chief Operating Officer & Senior Vice President

Peter Faubert (9)	2017	171,731	—	153,872	(6)	432,775	(7)	18,726		—		777,104
Chief Financial Officer, Senior Vice President & Treasurer

David McEvoy	2017	287,500	52,796	60,659	(6)	40,518	(7)	27,796		—		469,269
General Counsel, Senior Vice President & Secretary	2016	270,413	—	608,980		82,500		62,906		—		1,024,799
	2015	259,072	7,680	151,127		—		16,000		—		433,879

Jay Samit (10)	2017	91,026	—	—		—		—		1,419,310	(11)	1,510,336
Former Chief Executive Officer, Director	2016	500,000	—	1,355,000	(12)	—		500,000	(12)	—		2,355,000
	2015	144,232	125,000	1,187,500		1,696,035	(11)	—		—		3,152,767

Anthony Dias (13)	2017	155,375	—	—		—		—		211,532	(14)	366,907
Former Chief Financial Officer, Senior Vice President, Finance and Administration & Treasurer	2016	282,856	—	756,634		117,500		98,786		—		1,255,776
	2015	258,750	17,251	210,000		—		20,400		—		506,401

(1)

This expense represents the grant date fair value of the applicable target RSU and PSU awards as computed in accordance with ASC Topic 718 disregarding any estimates of forfeitures relating to service-based vesting conditions. Performance-based RSUs and PSUs are valued at the grant date based upon the probable outcome of the performance metrics. Therefore, the amounts under the “Stock Awards” column do not reflect the amount of compensation actually received by the named executive officer during the fiscal year. The maximum value of PSUs in fiscal 2017 assuming the highest level of performance conditions is achieved would be $359,549 for Mr. Terino; $253,050 for Mr. Rider; $157,889 for Mr. Faubert; and $62,244 for Mr. McEvoy.
(2)	This expense represents the grant date fair value of the applicable option awards, as computed in accordance with ASC Topic 718 disregarding any estimates of forfeitures relating to service-based vesting conditions.
(3)	The Non-Equity Incentive Plan Compensation column reflects for fiscal 2015, 2016 and 2017 cash awards under performance-based compensation plans from the satisfaction of pre-established performance criteria and prior to any exercise of discretion permitted to be exercised pursuant to the applicable performance-based compensation plan. Mr. Faubert’s fiscal 2017 STI cash bonus was pro-rated based on his days of employment with the Company in fiscal 2017.
(4)	The All Other Compensation column includes Company contributions to a named executive officer’s 401(k) Plan account, perquisites and other personal benefits received by a named executive officer to the extent such benefits exceeded $10,000 in the aggregate relating to the fiscal year.
(5)	Mr. Terino was appointed Chief Executive Officer on April 6, 2016, as previously reported on a Form 8-K filed with the SEC on April 7, 2016, and serves as a director of the Company. Prior to his appointment as Chief Executive Officer, Mr. Terino was appointed Chief Operating Officer and Executive Vice President on June 3, 2015, as previously reported on a Form 8-K filed with the SEC on June 4, 2015. Compensation reported for Mr. Terino in this table includes the compensation paid to him for his service prior to June 3, 2015 as a non-employee director of the Company. Mr. Terino’s fiscal 2017 salary reflects a partial year as Chief Operating Officer and a partial year as Chief Executive Officer. Mr. Terino’s fiscal 2016 salary reflects a partial year of service to the Company in his capacity as Chief Operating Officer.
(6)	Stock Awards in this table for fiscal 2017 consist of: For Mr. Terino, 2017 LTI Award of RSUs valued at $110,700 and PSUs valued at target at $239,699; for Mr. Rider, 2017 LTI Award of RSUs valued at $37,321 and PSUs valued at target at $80,809; for Mr. Faubert, his 2017 LTI Award of RSUs valued at $48,613 and PSUs valued at target at $105,259; and for Mr. McEvoy, his 2017 LTI Award of RSUs valued at $19,163 and PSUs valued at target at $41,496. Mr. Rider received his 2016 LTI Award of RSUs valued at $37,568 and PSUs valued at target at $87,891 in fiscal 2017, which are included in this table.
(7)	Option Awards in this table for fiscal 2017 consist of: for Mr. Terino, a 2017 LTI Award of stock options valued at $234,038 and market based stock options valued at $1,421,827 (based on a grant date fair value determined by a third party valuation firm) none of which had vested as of January 31, 2017; for Mr. Rider, a 2017 LTI Award of stock options valued at $78,902, an initial new hire award of stock options valued at $287,250 and an award of stock options on Mr. Rider’s promotion to Chief Operating Officer valued at $242,000; for Mr. Faubert, a 2017 LTI Award of stock options valued at $102,775 and an initial new hire award of stock options valued at $330,000; and for Mr. McEvoy an LTI Award of stock options valued at $40,518. Mr. Rider received his 2016 LTI Award of stock options valued at $79,426 in fiscal 2017, which are included in this table
(8)	Mr. Rider was appointed Chief Operating Officer and Senior Vice President on January 31, 2017, as previously reported on Form 8-K filed with the SEC on February 3, 2017. Mr. Rider’s fiscal 2017 salary reflects his salary as Chief Information Officer, his position with the Company until the last day of fiscal 2017.
(9)	Mr. Faubert was appointed Chief Financial Officer, Senior Vice President and Treasurer on July 6, 2016, as previously reported on Form 8-K filed with the SEC on July 7, 2016. Mr. Faubert’s fiscal 2017 salary reflects a partial year of service to the Company.
(10)	Mr. Samit was appointed Chief Executive Officer on October 20, 2014, and ceased being an executive officer, employee or director of SeaChange as of April 6, 2016, as previously reported on a Form 8-K filed with the SEC on April 7, 2016. Mr. Samit’s fiscal 2017 salary reflects a partial year of service to the Company. Mr. Samit’s fiscal 2015 salary reflects a partial year of service to the Company.
(11)	For fiscal 2017, Mr. Samit received a $2,000 Company contribution to his 401(k) Plan account, a $42,310 payment for his accrued, but unused vacation time upon his termination of employment on April 6, 2016, and $1,375,000 in paid and/or accrued severance benefits under the terms of his separation agreement.
(12)	Due to the termination of his employment on April 6, 2016, Mr. Samit did not receive his cash or equity bonus under his fiscal 2016 performance-based compensation plan, however, fiscal 2016 performance was taken into account in the determination of his severance package. See Separation Agreement with Former Chief Executive Officer, Jay Samit. Mr. Samit’s target performance-based compensation plan awards for fiscal 2016 are included.
(13)	Mr. Dias resigned as an executive officer of the Company as of July 6, 2016 and ceased to be an employee of the Company as of July 31, 2016, as previously reported on a Form 8-K filed with the SEC on July 7, 2016. Mr. Dias’ fiscal 2017 salary reflects a partial year of service to the Company.
(14)	For fiscal 2017, Mr. Dias received a $7,185 Company contribution to his 401(k) Plan account, a $18,202 payment for his accrued, but unused vacation time upon his termination of employment on July 31, 2016, and $186,145 in paid and/or accrued severance benefits under the terms of his separation agreement. See Separation Agreement with Former Chief Financial Officer, Anthony Dias.

Grants of Plan-Based Awards

The following table sets forth information concerning plan-based awards to the named executive officers during the fiscal year ended January 31, 2017.

			Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (2) (#)	All Other Option Awards: Number of Securities Underlying Options (2) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Edward Terino (3)	5/2/2016	(8)	210,600	405,000	506,250	—	—	—	—	—	—	—
	4/6/2016		—	—	—	—	—	—	—	600,000	5.56	1,421,827
	1/31/2017		—	—	—	45,744	91,488	137,232	45,744	96,710	2.42	234,038

Jonathan Rider (4)	5/2/2016	(8)	99,840	156,000	195,000	—	—	—	—	—	—	—
	5/2/2016	(9)	—	—	—	9,965	19,930	29,895	9,965	21,068	3.77	79,426
	4/19/2016		—	—	—	—	—	—	—	75,000	3.83	287,250
	1/31/2017		—	—	—	15,422	30,843	46,265	15,422	32,604	2.42	78,902
	1/31/2017		—	—	—	—	—	—	—	100,000	2.42	242,000

Peter Faubert (5)	5/2/2016	(8)	93,600	180,000	225,000	—	—	—	—	—	—	—
	7/6/2016		—	—	—	—	—	—	—	100,000	3.30	330,000
	1/31/02017		—	—	—	20,088	40,175	60,263	20,088	42,469	2.42	102,775

David McEvoy	5/2/2016	(8)	75,400	145,000	181,250	—	—	—	—	—	—	—
	1/31/2017		—	—	—	7,919	15,838	23,757	7,919	16,743	2.42	40,518

Jay Samit (6)	—		—	—	—	—	—	—	—	—	—	—

Anthony Dias (7)	5/2/2016	(8)	98,436	189,300	236,625	—	—	—	—	—	—	—

(1)	The grants under the “Estimated Future Payouts under Equity Incentive Plan Awards” column represent the threshold, target and maximum number of RSUs or stock options awarded under the fiscal 2017 performance-based compensation plan.
(2)	The grants under the “All Other Stock Awards: Number of Shares of Stock or Units” column and under the “All Other Option Awards: Number of Securities Underlying Options” column represent the number of RSUs and options, respectively, granted to each named executive officer in fiscal 2017 under the Company’s Second Amended and Restated 2011 Compensation and Incentive Plan.
(3)	Mr. Terino was appointed Chief Executive Officer on April 6, 2016, as previously reported on a Form 8-K filed with the SEC on April 7, 2016, and continues to serve as a director of the Company. Prior to his appointment as Chief Executive Officer, Mr. Terino was appointed Chief Operating Officer and Executive Vice President on June 3, 2015, as previously reported on a Form 8-K filed with the SEC on June 4, 2015.
(4)	Mr. Rider was appointed Chief Operating Officer and Senior Vice President on January 31, 2017, as previously reported on Form 8-K filed with the SEC on February 3, 2017.
(5)	Mr. Faubert was appointed Chief Financial Officer, Senior Vice President and Treasurer on July 6, 2016, as previously reported on Form 8-K filed with the SEC on July 7, 2016. Mr. Faubert’s fiscal 2017 “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column represents annual amounts that were pro-rated to the time Mr. Faubert was employed as the Chief Financial Officer in fiscal 2017.
(6)	Mr. Samit ceased being an executive officer, employee or director of SeaChange as of April 6, 2016, as previously reported on a Form 8-K filed with the SEC on April 7, 2016. A fiscal 2017 short term incentive (“STI”) plan was not prepared for Mr. Samit since he was no longer employed when the 2017 STI plan was approved.
(7)	Mr. Dias resigned as an executive officer of the Company as of July 6, 2016 and ceased to be an employee of the Company as of July 31, 2016, as previously reported on a Form 8-K filed with the SEC on July 7, 2016.
(8)	These awards were made pursuant to the fiscal 2017 performance-based STI compensation plan adopted May 2, 2016.
(9)	Mr. Rider received a fiscal 2016 Long-Term Incentive (“LTI”) Award on May 2, 2016, and it is included in this table.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth summary information regarding the outstanding equity awards at January 31, 2017 granted to each of SeaChange’s named executive officers:

	Options Awards (1)					Stock Awards (2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Edward Terino (3)	—	200,000	—	7.25	6/3/2025	239,730	580,147
	16,149	—	32,307	6.05	1/26/2026
	—	600,000	—	5.56	4/6/2026
	—	—	96,710	2.42	1/31/2027

Jonathan Rider (4)	—	75,000	—	3.83	4/19/2026	72,839	176,270
	7,023	—	14,045	3.77	5/2/2026
	—	100,000	—	2.42	1/31/2027
	—	—	32,604	2.42	1/31/2027

Peter Faubert (5)	—	100,000	—	3.30	7/6/2026	60,263	145,836
	—	—	42,469	2.42	1/31/2027

David McEvoy	5,000	—	—	8.15	7/2/2022	91,103	220,469
	8,989	—	17,978	6.05	1/26/2026
	—	—	16,743	2.42	1/31/2027

Jay Samit (6)	—	—	—	—	—	6,484	15,691

Anthony Dias (7)	—	—	—	—	—	11,958	28,938

(1)	All options in the table above were granted under the Company’s Second Amended and Restated 2011 Plan. Mr. Terino’s 200,000 options granted on June 3, 2015 vest in approximately equal tranches based on our stock reaching $10.00, $12.00 and $14.00 for twenty consecutive trading dates, but in any event not earlier than six months from June 3, 2015, and his 600,000 options granted on April 6, 2016 vest in approximately equal tranches based on our stock reaching $7.00, $9.00 and $11.00 for twenty consecutive trading dates, but in any event not earlier than six months from April 6, 2016. The LTI Award stock options listed in the column, “Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options” will vest annually in equal tranches over three years from the grant date.

(2)	These columns show the number of shares of Common Stock represented by unvested RSUs at January 31, 2017. Each of these RSUs was granted as part of an award. The remaining vesting dates for these unvested RSUs as of January 31, 2017 were as follows:

Name	Number of Restricted Stock Units That Have Not Vested		Date of Grant	Vesting Dates
Edward Terino (3)	41,379 45,839 15,280 45,744 91,488		6/3/2015 1/26/2016 1/26/2016 1/31/2017 1/31/2017	6/3/2017, 6/3/2018, 6/3/2019 1/31/2019 1/31/2018, 1/31/2019 1/31/2018, 1/31/2019, 1/31/2020 1/31/2020

Jonathan Rider (4)	6,644 19,930 15,422 30,843		5/2/2016 5/2/2016 1/31/2017 1/31/2017	1/31/2018, 1/31/2019 1/31/2019 1/31/2018, 1/31/2019, 1/31/2020 1/31/2020

Peter Faubert (5)	20,088 40,175		1/31/2017 1/31/2017	1/31/2018, 1/31/2019, 1/31/2020 1/31/2020

David McEvoy	8,503 25,510 33,333 7,919 15,838		1/26/2016 1/26/2016 1/28/2016 1/31/2017 1/31/2017	1/31/2018, 1/31/2019 1/31/2019 1/28/2018, 1/28/2019 1/31/2018, 1/31/2019, 1/31/2020 1/31/2020

Jay Samit (6)	6,484	(8)	1/26/2016	1/31/2019

Anthony Dias (7)	11,958	(9)	1/26/2016	1/31/2019

(3)	Mr. Terino was appointed Chief Executive Officer on April 6, 2016, as previously reported on a Form 8-K filed with the SEC on April 7, 2016, and continues to serve as a director of the Company. Prior to his appointment as Chief Executive Officer, Mr. Terino was appointed Chief Operating Officer and Executive Vice President on June 3, 2015, as previously reported on a Form 8-K filed with the SEC on June 4, 2015.
(4)	Mr. Rider was appointed Chief Operating Officer and Senior Vice President on January 31, 2017, as previously reported on Form 8-K filed with the SEC on February 3, 2017.
(5)	Mr. Faubert was appointed Chief Financial Officer, Senior Vice President and Treasurer on July 6, 2016, as previously reported on Form 8-K filed with the SEC on July 7, 2016.
(6)	Mr. Samit ceased being an executive officer, employee or director of SeaChange as of April 6, 2016, as previously reported on a Form 8-K filed with the SEC on April 7, 2016.
(7)	Mr. Dias resigned as an executive officer of the Company as of July 6, 2016 and ceased to be an employee of the Company as of July 31, 2016, as previously reported on a Form 8-K filed with the SEC on July 7, 2016.
(8)	Mr. Samit is eligible to vest the pro-rata portion of his PSUs equivalent to the ratio of days that Mr. Samit was employed during the three-year PSU vesting period, or 6.484%, pursuant to the terms of Mr. Samit’s Performance Stock Unit Agreement.
(9)	Pursuant to Mr. Dias’ Employment Separation Agreement and Voluntary Release dated as of July 6, 2016, Mr. Dias is eligible to vest one third of his PSUs pursuant to the terms of Mr. Dias’ Performance Stock Unit Agreement.

Option Exercises and Stock Vested

The following table summarizes the option exercises and vesting of stock awards for each of SeaChange’s named executive officers for fiscal 2017:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
Edward Terino	—	—	28,455	104,816
Jonathan Rider	—	—	7.023	16,996
Peter Faubert	—	—	—	—
David McEvoy	—	—	31,796	80,747
Jay Samit	—	—	19,252	107,042
Anthony Dias	—	—	25,980	66,672

(1)	The value realized upon vesting of the RSUs shown in the table above was calculated as the product of the closing price of a share of our common stock on the vesting date multiplied by the number of shares vested.

Pension Benefits

We maintain a defined benefit pension plan (the “Pension Plan”) for certain current employees of our Philippine subsidiary. The Pension Plan provides benefits to be paid to all eligible employees at retirement based primarily on years of service with SeaChange and compensation rates in effect near retirement. None of our named executive officers participates or is eligible to participate in the Pension Plan.

Nonqualified Deferred Compensation

SeaChange does not offer nonqualified defined contribution or other nonqualified deferred compensation plans to its employees.

Potential Payments Upon Termination or Change in Control

Each named executive officer is party to a Change in Control Severance Agreement with SeaChange (the “Change in Control Agreements”). The Change in Control Agreements provide for benefits upon termination of employment following a change in control or sale of SeaChange (commonly referred to as “double trigger”) and do not contain any tax gross-up provisions. SeaChange entered into these agreements to reflect current best pay practices, while continuing to provide an incentive for each executive to remain with SeaChange leading up to and following a Change in Control.

Under the Change in Control Agreements, a “change in control” means any of the following:

(i)	the members of the Board at the beginning of any consecutive 12-calendar-month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any director whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 12-calendar-month period, shall be deemed to be an Incumbent Director;

(ii)	any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Securities Exchange Act), directly or indirectly, shares of Stock representing in the aggregate fifty percent (50%) or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any);

(iii)	there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportion as their ownership of the Company immediately prior to such sale or (B) the approval by stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

(iv)	any corporation or other legal person, pursuant to a tender offer, exchange offer, purchase of stock (whether in a market transaction or otherwise) or other transaction or event acquires securities representing forty percent (40%) or more of the combined voting power of the voting securities of the Company, or there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the U.S. Securities Exchange Act, disclosing that any “person” (as such term is used in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act) has become the “beneficial owner” (as such term is used in Rule 13d-3 under the Securities Exchange Act) of securities representing forty percent (40%) or more of the combined voting power of the voting securities of the Company.

Under the Change in Control Agreements, if an executive’s equity award, other than a performance-based equity award (such as PSUs or market-based stock options), is continued, assumed or substituted following a change in control and the executive’s employment is terminated within two years after the change in control by the employer without cause or by the executive for good reason (a “Covered Termination”), then such equity award would be accelerated in full. PSUs would continue to be governed by their existing terms. In addition, if a Covered Termination occurs, the executive would be entitled to receive a cash amount as severance equal to the sum of (a) one times his base salary, plus (b) 150% of the executive’s target annual bonus for the fiscal year in which the Covered Termination occurs, plus (c) $62,000, being an amount corresponding to medical and other benefits during the post-employment period.

As a condition to the receipt by the executive officer of any payment or benefit under the Change in Control Agreements, the executive officer must first execute a valid, binding and irrevocable general release in favor of SeaChange and in a form reasonably acceptable to SeaChange.

In connection with the termination of Mr. Samit’s employment, effective as of April 6, 2016, we entered into a separation agreement, dated as of April 6, 2016, with Mr. Samit, the terms of which were consistent with those contained in Mr. Samit’s employment offer letter, as previously disclosed October 22, 2014. Pursuant to the separation agreement, we agreed to:

•	Pay Mr. Samit eighteen months of base salary ($750,000) as severance in twelve (12) equal installments of $62,500 per installment subject to all ordinary payroll taxes and withholdings;

•	Pay Mr. Samit $625,000 in satisfaction of his fiscal 2016 and fiscal 2017 annual bonus;

•	Allow for pro-rated vesting of his time-based equity awards through his termination date; and

•	Allow Mr. Samit to remain eligible to receive his pro-rated portion of his LTI PSU award to be determined subsequent to January 31, 2019 pursuant to the previously disclosed terms of his PSU award agreement.

In connection with the termination of Mr. Dias’ employment, effective as of July 31, 2016, we entered into a separation agreement, dated as of July 6, 2016, with Mr. Dias. Pursuant to the separation agreement, we agreed to:

•	Pay Mr. Dias six (6) months of base salary ($157,750) as severance in twelve (12) equal semimonthly installments of $13,145.83, subject to all ordinary payroll taxes and withholdings;

•	Allow Mr. Dias to remain eligible for a pro-rated fiscal 2017 target annual bonus of $189,300, payable in cash (“Target Bonus”). Forty percent (40%) of this Target Bonus will be based on the Company’s reported fiscal 2017 non-GAAP operating income, forty percent (40%) of it will be based on the Company’s reported revenue (both according to the Company’s fiscal 2017 financial goals) and twenty percent (20%) based on Mr. Dias’ personal goals; and

•	Allow for the continued vesting through January 31, 2017 of Mr. Dias’ outstanding equity awards including allowing Mr. Dias to remain eligible to receive a pro-rated portion (33.33% of the original three-year period) of his LTI PSU award to be determined subsequent to January 31, 2019 pursuant to the previously disclosed terms of his PSU award agreement.

The following table shows, for the named executive officers with SeaChange as of the close of business on January 31, 2017, the payments to which Messrs. Terino, Rider, Faubert and McEvoy would have been entitled pursuant to their Change in Control Agreement in the event of a Covered Termination after with a change in control occurring on such date. With respect to Mr. Samit, the table shows the payments to which he is entitled pursuant to his April 6, 2016 separation agreement. With respect to Mr. Dias, the table shows the payments to which he is entitled pursuant to his July 6, 2016 separation agreement.

Potential Payments Upon Termination or Change in Control

Name	Salary (1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	Equity Incentive Plan Compensation (2) ($)	Benefits ($)	Equity Awards (3) ($)
Edward Terino	450,000	607,500	—	62,000	576,824
(Covered Termination)

Jonathan Rider	325,000	234,000	—	62,000	174,017
(Covered Termination)

Peter Faubert	300,000	270,000	—	62,000	144,864
(Covered Termination)

David McEvoy	290,000	217,500	—	62,000	219,470
(Covered Termination)

Jay Samit (4)	750,000	625,000	—	—	225,813
(Separation Agreement)

Anthony Dias (5)	157,750	28,395	—	—	83,451
(Separation Agreement)

(1)	For Messrs. Terino, Rider, Faubert and McEvoy reflects one times annual base salary.
(2)	The amounts shown in the incentive plan columns for each of Messrs. Terino, Rider, Faubert and McEvoy reflect payment of 150% of the executive’s target annual STI incentive plan bonus for fiscal 2017 in connection with a Covered Termination.
(3)

For Messrs. Terino, Rider, Faubert, McEvoy and Dias the Covered Termination amounts reflect the value of all unvested stock options, RSUs and PSUs that would vest as a result of the termination. The amounts are based on (i) in the case of accelerated options, the excess of the SeaChange January 31, 2017 closing common stock price over the applicable exercise price, (ii) in the case of accelerated RSUs, the SeaChange closing common stock price as of January 31, 2017 multiplied by the number of unvested RSUs as of January 31, 2017, and (iii) in the case of accelerated PSUs, the share payout in the table assumes that the Covered Termination occurs during the PSU Performance Period and the SeaChange Relative TSR Percentile Rank is at the 50th percentile at the time of the Covered Termination. The amount shown in the equity awards column for Mr. Samit reflects the value realized upon his termination on April 6, 2016 of the pro-rated vesting of his time-based equity awards through his termination date and the value of the pro-rated portion of his LTI PSU award on January 31, 2017, in each case under the terms of his separation agreement. The amount shown in the equity awards column for Mr. Dias reflects the value realized of the extended vesting of his time-based equity awards through January 31, 2017 and the value of the pro-rated portion of his LTI PSU award on January 31, 2017, in each case under the terms of his separation agreement. As above, the LTI PSU share payout in the table assumes that the SeaChange Relative TSR Percentile Rank is at the 50th percentile.
(4)	Mr. Samit ceased being an executive officer, employee or director of SeaChange as of April 6, 2016, as previously reported on a Form 8-K filed with the SEC on April 7, 2016.
(5)	Mr. Dias ceased being an executive officer SeaChange as of July 6, 2016 and ceased to be an employee as of July 31, 2016, as previously reported on a Form 8-K filed with the SEC on July 7, 2016.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Steven Craddock, Chairman

William Francis Markey, III

Thomas F. Olson

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Craddock (Chairman), Markey and Olson. No person who served as a member of the Compensation Committee was, during the past fiscal year, an officer or employee of SeaChange or any of its subsidiaries, was formerly an officer of SeaChange or any of its subsidiaries, or had any relationship requiring disclosure herein. No executive officer of SeaChange served as a member of the compensation committee of another entity (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors), one of whose executive officers served as a director of SeaChange.

PROPOSAL NO. II

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Company is providing stockholders with the opportunity at the 2017 Annual Meeting to vote on the following advisory resolution, commonly known as “Say-on-Pay”:

RESOLVED, that the stockholders of the Company approve, in a non-binding, advisory vote, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement under the heading “Compensation Discussion and Analysis.”

The Board has implemented an executive compensation program that rewards performance and is designed to attract, retain and motivate the key individuals who are most capable of contributing to SeaChange’s success and building long-term value for its stockholders. This compensation program that makes a substantial portion of executive pay variable, subject to increase when performance targets are achieved, and subject to reduction when performance targets are not achieved. SeaChange believes that the variability in these payouts indicates that its annual compensation plans effectively reward its executive officers for superior performance, while appropriately adjusting compensation downward for less-than-superior performance. The Compensation Committee retains discretion as to final payouts under the incentive compensation plans to ensure the goals of the overall program are met. SeaChange believes that the compensation program is centered on a pay-for-performance philosophy and is strongly aligned with the long-term interests of stockholders.

In recent years, payouts under our executive compensation incentive plan have largely been limited to payouts made for the achievement of individual performance objectives rather than the portion of payouts allocable to the achievement of pre-established financial objectives of the Company, as these objectives have not been met. For example, in fiscal 2017, payouts under our fiscal 2017 performance-based compensation plan were only made for the achievement of certain individual performance objectives, and no payouts were made with respect to satisfying the pre-established financial objectives. In contrast, in years, such as fiscal 2011, when performance improved over those in the prior fiscal year, payouts were also made based on pre-determined Company financial objectives. We believe that the variability in these payouts indicates that our annual compensation plans effectively reward our executive officers for superior performance, while appropriately adjusting compensation downward for less-than-superior performance.

We believe that the variability in these payouts indicates that our annual compensation plans effectively reward our executive officers for superior performance, while appropriately adjusting compensation downward for less-than-superior performance.

We pay careful attention to any feedback we receive from our stockholders about our executive compensation, including the annual “Say-on-Pay” vote. While we had already approved our fiscal 2017 compensation plan by the time we held our “Say-on-Pay” vote in July 2016, we considered the stockholder advisory vote in the implementation of our fiscal 2017 compensation plan and in formulating our fiscal 2018 compensation plan. This consideration included reaching out to certain large stockholders to discuss and seek input on our compensation plans.

The Board urges stockholders to read the Compensation Discussion and Analysis beginning on page 17 of this proxy statement, which describes in more detail how the Company’s executive compensation policies and procedures operate and are designed to achieve our compensation objectives, and which includes the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 32 through 40 of this proxy statement, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective and that the compensation of our named executive officers reported in this proxy statement reflects and supports these compensation policies and procedures.

While the vote is advisory, the Board and the Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements. It is currently expected that stockholders will be given an opportunity to cast an advisory vote on this topic annually, with the next opportunity occurring in connection with the Company’s Annual Meeting in 2018.

The Board of Directors unanimously recommends a vote “FOR” the approval of the Company’s executive compensation.

PROPOSAL NO. III

ADVISORY VOTE ON WHETHER THE ADVISORY VOTE ON APPROVAL OF COMPENSATION OF NAMED EXECUTIVE OFFICERS SHOULD OCCUR EVERY ONE, TWO OR THREE YEARS

The Company is providing stockholders with the opportunity at the Annual Meeting to vote on the following advisory resolution, commonly known as “Say-on-Frequency”.

RESOLVED that the stockholders of the Company approve, in a non-binding advisory vote, that the frequency with which the stockholders of the Company shall have an advisory vote on the compensation of the Company’s named executive officers set forth in the Company’s proxy statement is:

Choice 1 — Every year;

Choice 2 — Every two years;

Choice 3 — Every three years; or

Choice 4 — Abstain.

The Board believes that voting every year on “say-on-pay” would be the choice best suited for the Company because, among other things, an annual vote provides a regular, consistent means for the Company’s stockholders to provide feedback to the Board regarding the Company’s efforts to structure executive compensation programs that are centered on a pay-for-performance philosophy and are strongly aligned with the long-term interests of stockholders.

While the vote is advisory, the Board and the Compensation Committee will consider the outcome of the vote when considering how frequently to hold “say-on-pay” advisory votes in the future. The Company will report the results of the vote in a Form 8-K following the Annual Meeting. In addition, the Company will disclose in a Form 8-K to be filed no later than December 10, 2017, 150 days subsequent to the date of the Annual Meeting, the decision by the Company as to the frequency of stockholder votes on executive compensation in light of the results of this advisory vote.

The Board of Directors recommends a vote “FOR” having the advisory vote to approve the compensation of the Company’s named executive officers EVERY YEAR.

PROPOSAL NO. IV

APPROVAL OF AN AMENDMENT TO SEACHANGE’S SECOND AMENDED AND RESTATED 2011 COMPENSATION AND INCENTIVE PLAN

We are seeking approval of an amendment to the Company’s Second Amended and Restated 2011 Compensation and Incentive Plan (as amended, the “2011 Plan to increase by 4,000,000 the number of shares authorized for issuance under the 2011 Plan and to make a corresponding increase in the number of incentive stock options that may be authorized for issuance under the 2011 Plan.

The purpose of the 2011 Plan is to provide equity and cash incentives to the employees of the Company in order to attract, motivate and retain qualified employees. The ability to grant RSUs and stock options is an important means of compensation because they help align the interest of the employees with those of our stockholders.

As of April 30, 2017, there were 2,085,318 shares subject to issuance upon exercise of outstanding options under all of our equity compensation plans, at a weighted average exercise price of $4.63, and with a weighted average remaining life of 8.1 years. There were a total of 1,416,293 shares subject to issuance upon release of restricted stock and RSU awards that remain subject to forfeiture. As of April 30, 2017, there were 456,677 shares available for future issuance under the 2011 Plan, though this number is subject to upward adjustment to the extent outstanding awards previously issued under SeaChange’s 2005 Equity Compensation and Incentive Plan (the “2005 Plan”) or 2011 Plan either expire, terminate or are surrendered or forfeited. If the amendment and restatement of the 2011 Plan is not approved, the Company may continue to make awards under the existing terms of the 2011 Plan, as a result, it is possible that the Company may exhaust the remaining shares available for issuance prior to the Company’s annual meeting of stockholders in 2018. The Board of Directors believes that approval of the amendment and restatement is fundamental to the Company’s ongoing ability to recruit, retain and motivate employees.

The Board of Directors unanimously recommends a vote “FOR” the approval of the amendment to the 2011 Plan.

The principal features of the 2011 Plan include:

•	Minimum Vesting Periods: Generally, restricted stock awards granted under the 2011 Plan will have a minimum vesting period of no less than one (1) year.

•	No Discount Stock Options: The 2011 Plan prohibits the grant of a stock option with an exercise price less than the fair market value of SeaChange’s stock on the date of grant.

•	Maximum Ten-Year Option Term: The 2011 Plan provides that stock options may not have a term greater than ten years.

•	No Liberal Share Counting: The 2011 Plan does not permit the number of shares available for grant to be increased by actions such as the tendering of shares in payment of a stock option, the withholding of shares to satisfy tax withholding obligations, and shares repurchased with option proceeds.

•	No Repricing of Stock Options: The 2011 Plan prohibits the repricing of stock options without stockholder approval.

•	Performance-Based Awards: The 2011 Plan enables SeaChange to grant equity and cash awards that may constitute “performance-based compensation” under Section 162(m) of the Code, and includes categories of business criteria on which SeaChange may base an executive’s performance-based incentive compensation. While the 2011 Plan is intended to allow the Committee to pay compensation that may be deductible under Section 162(m) of the Code, the Committee will have discretion to award compensation that may not be deductible.

•	Independent Committee Administration: The 2011 Plan is administered by a committee of the Board whose members are intended to satisfy the independence requirements of applicable rules and regulations (the “Committee”).

•	Material Amendments to the 2011 Plan Require Stockholder Approval: The 2011 Plan provides that a material amendment to the 2011 Plan is not effective unless approved by SeaChange’s stockholders.

•	Awards Subject to Recovery: Awards and shares of Common Stock (and proceeds therefrom) obtained pursuant to or on exercise of such awards under the 2011 Plan are subject to forfeiture, setoff, recoupment or other recovery if the Committee determines in good faith that such action is required by applicable law or Company policy.

Summary of the 2011 Plan

The following description of the 2011 Plan is a summary only. SeaChange strongly recommends that you read the complete text of the 2011 Plan which is attached as Appendix A hereto and which incorporates the amendments for which approval is sought.

The purpose of the 2011 Plan is to provide equity ownership and compensation opportunities in SeaChange (each, an “Award”) to employees, officers, directors, consultants and advisors of SeaChange and its subsidiaries, all of whom are eligible to receive Awards under the 2011 Plan. Any person to whom an Award is granted will be called a “Participant.”

Administration

The 2011 Plan is administered by a committee composed solely of members of SeaChange’s board of directors that are “independent” under applicable rules and regulations (the “Committee”). The Committee has the authority to grant and amend Awards, to establish performance goals with respect to such Awards, to adopt, amend and repeal rules relating to the 2011 Plan, to interpret and correct the provisions of the 2011 Plan and any Award, and to subject Awards to forfeiture, setoff, recoupment or other recovery if the Committee determines in good faith that such action is required by applicable law or Company policy. The 2011 Plan also provides that, subject to certain limits provided for in the 2011 Plan, authority to grant Awards to employees may be delegated to one or more officers of SeaChange.

Authorized Shares

The number of shares (the “Authorized Shares”) of Common Stock that may be delivered in satisfaction of Awards granted under the 2011 Plan is (i) 9,300,000 shares of Common Stock (constituting the original 2,800,000 shares authorized at inception of the 2011 Compensation and Incentive Plan plus an additional 2,500,000 shares added in 2013 and an additional 4,000,000 shares for which approval is being sought by this proposal) plus (ii) the number of shares that would have become available for issuance under SeaChange’s prior 2005 Plan following the adoption of the 2011 Plan due to the expiration, termination, surrender or forfeiture of an award under the 2005 Plan. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued shares covered by such Award will again be available for the grant of Awards under the 2011 Plan, provided that in no event shall the following shares of Common Stock be added to the foregoing plan limit: (i) shares of Common Stock tendered in payment of an option, whether granted pursuant to the 2011 Plan or the 2005 Plan; (ii) shares of Common Stock withheld by SeaChange to satisfy any tax withholding obligation, whether pursuant to the 2011 Plan or the 2005 Plan; or (iii) shares of Common Stock that are repurchased by SeaChange with proceeds of options, whether granted pursuant to the 2011 Plan or the 2005 Plan. Subject to adjustment, no more than 9,300,000 shares may be issued under the 2011 Plan as incentive stock options.

Eligibility

Employees, officers, directors, consultants and advisors of SeaChange and its subsidiaries are eligible to be granted Awards under the 2011 Plan. Under present law, however, incentive stock options within the meaning of Section 422 of the Code may only be granted to employees of SeaChange and parent or subsidiaries of SeaChange. The maximum number of shares with respect to which Awards may be granted to any one Participant under the 2011 Plan is 1,250,000 shares in any fiscal year with a per Participant aggregate share vesting limitation in any given fiscal year of 1,250,000 shares. Approximately 496 persons were eligible to participate in the 2011 Plan as of January 31, 2017.

Types of Awards

Awards under the 2011 Plan may be in the form of incentive stock options, non-qualified stock options, restricted stock, RSUs, any other equity-based interests as the Committee shall determine, cash awards, or any combination thereof. Awards may be granted subject to time-based vesting schedules and/or performance-based vesting measured by performance goals.

Stock Options

Stock options represent the right to purchase shares of Common Stock within a specified period of time at a specified price. The exercise price for options will be not less than 100% (110% for an incentive stock option granted to a 10% or more stockholder) of the fair market value of Common Stock on the date of grant. The aggregate fair market value, determined on the date the option is granted, of the stock for which any person may be granted incentive stock options which become exercisable for the first time by such person in any calendar year cannot exceed the sum of $100,000 (determined on the date such option is granted). No incentive stock option will be granted to a person who is not an “employee” as defined in the applicable provisions of the Code, and regulations issued thereunder. Options will expire no later than ten years (five years in the case of an incentive stock option granted to a 10% or more stockholder) after the date of grant. No stock options can be granted under the 2011 Plan after July 20, 2021, but options granted before that date may be exercised thereafter.

Payment for the exercise of options under the 2011 Plan may be made by one or any combination of the following forms of payment:

•	by cash or by check payable to the order of SeaChange;

•	at the discretion of the Committee through delivery of shares of Common Stock having fair market value equal as of the date of exercise to the cash exercise price of the option; or

•	at the discretion of the Committee, by delivery of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the option by the optionee’s broker or selling agent.

Generally, the Committee will establish a vesting date or vesting dates with respect to the shares of Common Stock covered by stock options granted under the 2011 Plan. Each option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

Restricted Stock, Restricted Stock Units and Other Equity Awards

The 2011 Plan provides the flexibility to grant other forms of Awards based upon the Common Stock, having the terms and conditions established at the time of grant by the Committee. Restricted stock is Common Stock that is subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions. RSUs represent the right to receive shares of Common Stock in the future, with the right to future delivery of the shares subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions. All of the shares being approved for issuance under the 2011 Plan may be granted as Awards of restricted stock, RSUs or other non-stock option Awards.

Generally, restricted stock Awards under the 2011 Plan shall have a minimum vesting period of no less than one (1) year.

Subject to any restrictions applicable to the Award, a Participant holding restricted stock, whether vested or unvested, will be entitled to enjoy all rights of a stockholder with respect to such restricted stock, including the right to receive dividends and to vote the shares. A Participant holding RSUs may not vote the shares represented by a RSU and is not entitled to receive any dividends with respect to shares represented by a RSU.

Cash Awards

The 2011 Plan provides the flexibility to grant cash Awards either alone, in addition to, or in tandem with other Awards granted under the 2011 Plan. The Committee shall determine the terms and conditions of any such cash Award. From time to time, the Committee shall establish administrative rules and procedures governing the administration of Cash Awards, provided that no Participant may be granted a cash Award under the 2011 Plan that would result in a payment of more than $2 million during any one fiscal year of SeaChange. SeaChange has included the flexibility for the Committee to exercise its discretion to grant tax deductible, performance-based cash Awards pursuant to the 2011 Plan under the terms and conditions more fully described below under “Deductibility Under Section 162(m).”

Deductibility Under Section 162(m)

Section 162(m) of the Code places a limit of $1 million on the amount SeaChange may deduct in any one year for compensation paid to each of its principal executive officer and its other three most highly-compensated executive officers other than SeaChange’s principal financial officer. There is, however, an exception to this limitation for certain performance-based compensation. For awards under the 2011 Plan to be eligible to qualify for this exception, stockholders must approve the material terms of the 2011 Plan under which the Awards are paid and the Awards must then constitute “qualified performance based compensation” for purposes of Section 162(m) of the Code. The material terms of the 2011 Plan include (i) the employees eligible to receive Awards under the plan, (ii) a description of the business criteria on which the performance goals are based, and (iii) the maximum amount of compensation that could be paid to any employee if the performance goals are attained. Performance goals will be based on one or more of the following business criteria determined with respect to SeaChange and its subsidiaries on a group-wide basis or on the basis of subsidiary, business platform, or operating unit results, in each case on a GAAP or non-GAAP basis: (i) earnings per share (on a fully diluted or other basis), (ii) pretax or after tax net income, (iii) operating income, (iv) gross or net revenue, (v) profit margin, (vi) stock price targets or stock price maintenance, (vii) working capital, (viii) free cash flow, (ix) cash flow, (x) return on equity, (xi) return on capital or return on invested capital, (xii) earnings before interest, taxes, depreciation, and amortization (EBITDA), (xiii) economic value added, (xiv) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, or objective goals relating to acquisitions or divestitures, or (xv) any combination of these measures.

Each performance goal may be expressed in absolute and/or relative terms or ratios and may be based on or use comparisons with internal targets, the past performance of SeaChange (including the performance of one or more subsidiaries, divisions, platforms, operating units and/or other business unit) and/or the past or current performance of other companies. In the case of earnings-based measures, performance goals may use comparisons relating to capital (including, but not limited to, the cost of capital), cash flow, free cash flow, shareholders’ equity and/or shares outstanding, or to assets or net assets.

The Committee shall determine the period for which performance goals are set and during which performance is to be measured to determine whether a participant is entitled to payment of an award under the

2011 Plan. Performance periods may be of varying and overlapping durations, but each such period shall not be less than twelve (12) months. To the extent that an award is intended to constitute “qualified performance based compensation” within the meaning of Section 162(m), the performance goals must be established within ninety (90) days of the beginning of the performance period.

The Committee may specify in an award that performance goals shall be adjusted to include or exclude the effect of special one-time or extraordinary gains or losses and other one-time or extraordinary events, including without limitation changes in accounting principles, extraordinary, unusual, or nonrecurring items (such as material litigation, judgments and settlements), currency exchange rate fluctuations, changes in corporate tax rates, and the impact of acquisitions, divestitures, and discontinued operations.

Prior to the occurrence of an acquisition, the Committee may exercise its discretion in a uniform and non-discriminatory manner for similarly-situated participants to reduce (but not increase) any award otherwise payable under the 2011 Plan in accordance with objective or subjective factors if necessary or appropriate to limit the amount payable under an award to an amount consistent with the purposes of the 2011 Plan and the intended economic benefits of participation in the plan.

As outlined in the introduction, by approving the 2011 Plan, stockholders will be approving the material terms of the performance goals of the 2011 Plan under which compensation may be paid for purposes of Section 162(m) of the Code, including the business criteria on which performance goals may be based.

Transferability

Except as the Committee may otherwise determine or provide in an Award, Awards may be transferred only by will or by the laws of descent and distribution; provided, however, that nonstatutory stock options may be transferred pursuant to a qualified domestic relations order or to a grantor-retained annuity trust or a similar estate-planning vehicle under which the trust is bound by all provisions of the option which are applicable to the holder thereof.

Adjustment

In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, the following shall be equitably adjusted:

•	the number and class of securities available for stock-based Awards under the 2011 Plan and the per-Participant share limit;

•	the number and class of securities, vesting schedule and exercise price per share subject to each outstanding option;

•	the repurchase price per security subject to repurchase; and

•	the terms of each other outstanding stock-based Award shall be adjusted by SeaChange (or substituted Awards may be made) to the extent the Committee shall determine, in good faith, that such an adjustment (or substitution) is appropriate.

Treatment upon Acquisition

Unless otherwise expressly provided in the applicable Award, upon the occurrence of an acquisition of SeaChange, appropriate provision is to be made for the continuation or the assumption by the surviving or acquiring entity of all Awards. In addition to or in lieu of the foregoing, the Committee may provide that one or more Awards granted under the 2011 Plan must be exercised by a certain date or shall be terminated, that any such Awards shall be terminated in exchange for a cash payment, or that any out of the money stock-based Awards be terminated.

Effect of Termination, Disability or Death

The Committee determines the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or designated beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code related to incentive stock options.

Amendment of Awards

The Committee may, without stockholder approval, amend, modify or terminate any outstanding Award, provided that, the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant. In addition, other than in the case of equitable adjustments to outstanding Awards, without the prior approval of SeaChange’s stockholders, (i) no option or other stock-based Award that is not a full value Award may be amended to reduce the price at which such option or Award is exercisable, (ii) no option or other stock-based Award that is not a full value Award may be canceled in exchange for an option or other stock-based Award that is not a full value Award with an exercise price that is less than the exercise price of the original option or stock-based Award that is not a full value Award, (iii) no option or other stock-based full value Award with an exercise price above the then current Fair Market Value may be canceled in exchange for cash or other securities, and (iv) no option or other stock-based Award that is not a full value Award may be amended to extend the period of time for which such previously-issued Award shall be exercisable beyond the expiration date of such Award.

Termination of 2011 Plan; Amendments

Awards may be granted under the 2011 Plan at any time prior to July 20, 2021. The Committee may amend, suspend or terminate the 2011 Plan or any portion thereof at any time, provided, however, that any “material amendment” as defined by the 2011 Plan will not be effective unless approved by SeaChange’s stockholders. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued shares covered by such Award shall again be available for the grant of Awards under the 2011 Plan.

Federal Income Tax Consequences

Incentive Stock Options

The following general rules are applicable under current United States federal income tax law to incentive stock options (“ISOs”) granted under SeaChange’s 2011 Plan.

•	In general, no taxable income results to the optionee upon the grant of an ISO or upon the exercise of the ISO, and no corresponding federal tax deduction is allowed to SeaChange upon either the grant or exercise of an ISO.

•	If shares acquired upon exercise of an ISO are not disposed of within (i) two years following the date the option was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the “Holding Periods”), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as long-term capital gain or loss to the optionee.

•	If shares acquired upon exercise of an ISO are disposed of before the Holding Periods are met (a “Disqualifying Disposition”), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

•	In any year that an optionee recognizes ordinary income as the result of a Disqualifying Disposition, SeaChange generally should be entitled to a corresponding deduction for federal income tax purposes.

•	Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain to the optionee.

•	Capital gain or loss recognized by an optionee upon a disposition of shares will be long-term capital gain or loss if the optionee’s holding period for the shares exceeds one year.

•	An optionee may be entitled to exercise an ISO by delivering shares of SeaChange’s Common Stock to SeaChange in payment of the exercise price, if so provided by the Committee. If an optionee exercises an ISO in such fashion, special rules will apply.

•	In addition to the tax consequences described above, the exercise of an ISO may result in additional tax liability to the optionee under the alternative minimum tax rules. The Code provides that an alternative minimum tax (at a maximum rate of 28%) will be applied against a taxable base which is equal to “alternative minimum taxable income” reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee’s alternative minimum taxable income. A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax. A taxpayer that pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

Nonstatutory Stock Options

The following general rules are applicable under current United States federal income tax law to options that do not qualify as ISOs (“NSOs”) granted under the 2011 Plan:

•	The optionee generally does not realize any taxable income upon the grant of a NSO, and SeaChange is not allowed a federal income tax deduction by reason of such grant.

•	The optionee generally will recognize ordinary income at the time of exercise of a NSO in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

•	When the optionee sells the shares acquired pursuant to a NSO, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee’s holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

•	SeaChange generally should be entitled to a corresponding tax deduction for federal income tax purposes when the optionee recognizes ordinary income.

•	An optionee may be entitled to exercise a NSO by delivering shares of SeaChange’s Common Stock to SeaChange in payment of the exercise price, if so provided by the Committee. If an optionee exercises a NSO in such fashion, special rules will apply.

Restricted Stock and Restricted Stock Unit Awards

The following general rules are applicable under current federal income tax law to Awards of restricted stock and RSUs under the 2011 Plan:

•	The recipient of RSUs will not recognize taxable income at the time of a grant of a RSU, and SeaChange will not be entitled to a tax deduction at that time. The recipient will recognize compensation taxable as ordinary income, however, at the time of the settlement of the Award, equal to the fair market value of any shares delivered and the amount of cash paid. SeaChange will generally be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) apply.

•	The recipient of restricted stock will not recognize taxable income at the time of a grant of a restricted stock Award, and SeaChange will not be entitled to a tax deduction at such time, unless the Participant makes an election under Section 83(b) of the Code to be taxed at that time. If that election is made, the Participant will recognize compensation taxable as ordinary income at the time of the grant, equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the Participant will recognize compensation taxable as ordinary income at the time the restrictions lapse, in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. SeaChange will generally be entitled to a corresponding deduction at the time the ordinary income is recognized by the recipient, except to the extent that the deduction limits of Section 162(m) of the Code apply.

In addition, a Participant receiving dividends with respect to restricted shares for which the above-described election has not been made, and prior to the time the restrictions lapse, will recognize compensation taxable as ordinary income rather than dividend income. SeaChange will generally be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) apply.

Cash Awards.

The following general rules are applicable under current federal income tax law to cash Awards under the 2011 Plan:

•	Participants granted a cash Award generally will recognize ordinary income at the time of payment of the cash Award equal to the amount paid.

•	SeaChange will generally be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) apply.

Other Tax Considerations.

A Participant who receives accelerated vesting, exercise or payment of Awards contingent upon or in connection with a change of control may be deemed to have received an “excess parachute payment” under Section 280G of the Code. In such event, the Participant may be subject to a 20% excise tax and SeaChange may be denied a tax deduction for such payments.

It is the intention of SeaChange that Awards will comply with Section 409A of the Code regarding nonqualified deferred compensation arrangements or will satisfy the conditions of applicable exemptions. However, if an Award is subject to and fails to comply with the requirements of Section 409A, the Participant may recognize ordinary income on the amounts deferred under the Award, to the extent vested, prior to the time when the compensation is received. In addition, Section 409A imposes a 20% penalty tax, as well as interest, on the Participant with respect to such amounts.

The Patient Protection and Affordable Care Act, which was enacted on March 23, 2010, introduced a new Net Investment Income Tax. For taxable years beginning after December 31, 2012, dividends paid to and capital gains recognized by individuals with income over certain threshold amounts may be subject to an additional 3.8% tax on this Net Investment Income.

The foregoing general tax discussion is intended for the information of SeaChange’s stockholders considering how to vote with respect to this proposal, and not as tax guidance to Participants in the 2011 Plan.

The Board of Directors unanimously recommends a vote “FOR” the approval of the amendment to the Company’s Second Amended and Restated 2011 Compensation and Incentive Plan.

PROPOSAL NO. V

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Grant Thornton LLP currently serves as SeaChange’s independent registered public accounting firm. The Board of Directors is seeking ratification of the Audit Committee’s selection of Grant Thornton LLP to continue to serve as the registered public accounting firm for the fiscal year ending January 31, 2018.

Independent Registered Public Accounting Firm for Fiscal 2018

The Audit Committee of the Board of Directors has selected the firm of Grant Thornton LLP, independent accountants, to serve as the registered public accounting firm for the fiscal year ending January 31, 2018.

A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and is expected to be available to respond to appropriate questions.

The Board of Directors has put the ratification of the selection of Grant Thornton LLP before the stockholders because the Board believes that seeking stockholder ratification of the selection of the independent registered public accounting firm is good corporate practice. If the appointment of Grant Thornton LLP is not ratified, the Audit Committee will first review the basis for the stockholder vote and SeaChange’s relationship with Grant Thornton LLP and will then take such action as it deems necessary.

The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of SeaChange’s independent registered public accounting firm.

Principal Accountant Fees and Services

Fees for Services Provided by Grant Thornton LLP

The following table sets forth the aggregate fees for services provided by Grant Thornton LLP, SeaChange’s independent registered public accounting firm for the fiscal years ended January 31, 2017 and 2016.

	2017	2016
Audit Fees	$1,227,967	$1,036,846
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total:	$1,227,967	$1,036,846

Audit Fees. These are aggregate fees billed for professional services rendered by Grant Thornton LLP for the fiscal year ended January 31, 2017, and for the fiscal year ended January 31, 2016 for (a) the annual audit of SeaChange’s financial statements for each such fiscal year including statutory audits of foreign subsidiaries and the accompanying attestation report regarding SeaChange’s internal control over financial reporting contained in SeaChange’s annual reports on Form 10-K, (b) reviews of the quarterly financial information included in SeaChange’s Quarterly Reports on Form 10-Q for each such fiscal year and (c) reviews of SEC filings.

The Audit Committee of the Board of Directors has determined that the provision of the services as set out above is compatible with maintaining Grant Thornton LLP’s independence.

Audit Committee Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit, audit-related, tax and other non-audit services that may be provided by Grant Thornton LLP, the independent registered public accounting firm. The policy identifies the principles that must be considered by the Audit Committee in approving these services to ensure that Grant Thornton LLP’s independence is not impaired; describes the audit and audit-related, tax and other services that may be provided; and sets forth pre-approval requirements for all permitted services. To date, Audit Committee pre-approval has been sought for the provision of all services by Grant Thornton LLP.

OTHER MATTERS

Expenses and Solicitation

All costs of solicitation of proxies will be borne by SeaChange. In addition to solicitations by mail, certain of SeaChange’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, e-mail and personal interviews. The Company has engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a service fee, plus customary disbursements, which are not expected to exceed $15,000 in total. Brokers, custodians and fiduciaries will be requested to forward the Notice and proxy soliciting material to the owners of stock held in their names, and SeaChange will reimburse them for their reasonable out-of-pocket costs.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires SeaChange’s directors, executive officers and holders of more than 10% of SeaChange’s common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of SeaChange. Such persons are required by regulations of the SEC to furnish SeaChange with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended January 31, 2017, and written representations from certain Reporting Persons, SeaChange believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended January 31, 2017 except for one Form 4 for Mr. McEvoy and for Mr. Wilson, each of which were not timely filed.

Certain Relationships and Related Transactions

SeaChange has adopted a written policy pursuant to the Second Amended and Restated Charter of the Audit Committee and the Charter of the Corporate Governance and Nominating Committee that all transactions between SeaChange and its officers, directors, principal stockholders and affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will be on terms no less favorable to SeaChange than could be obtained from unaffiliated third parties.

On February 2, 2015, SeaChange acquired TLL, LLC (“Timeline Labs”) pursuant to an Agreement and Plan of Merger, dated as of December 22, 2014 (the “Merger Agreement”). Upon closing of the acquisition in February 2015, Mr. Wilson, a former member, officer and manager of Timeline Labs, was elected to the Board of Directors of SeaChange. Mr. Wilson had no relationship with SeaChange prior to consummation of the transaction. Also pursuant to the terms of the Merger Agreement, Mr. Wilson received at closing approximately $1.3 million in cash and $330,000 in shares, and received approximately an additional $32,000 in shares six (6) months after the closing and $756,000 in shares twelve (12) months after the closing.

Appendix A

SEACHANGE INTERNATIONAL, INC.

SECOND AMENDED AND RESTATED 2011 COMPENSATION AND INCENTIVE PLAN2

1. Purpose and Eligibility.

The purpose of this Second Amended and Restated 2011 Compensation and Incentive Plan (the “Plan”) of SeaChange International, Inc. is to provide equity ownership and compensation opportunities in the Company (each an “Award”) to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan. Any person to whom an Award has been granted under the Plan is called a “Participant”. Additional definitions are contained in Section 12.

2. Administration.

a. Administration by Committee of Independent Members of the Board of Directors. The Plan will be administered by a committee (the “Committee”) composed solely of members of the Board of Directors of the Company that are “independent”, as defined pursuant to applicable rules and regulations; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder. The Committee, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. All decisions by the Committee shall be final and binding on all interested persons. Neither the Company nor any member of the Committee shall be liable for any action or determination relating to the Plan.

b. Delegation to Executive Officers. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to grant Awards and exercise such other powers under the Plan as the Committee may determine; provided, however, that the Committee shall fix the maximum number and type of Awards to be granted and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officer or officers. The Committee may, by a resolution adopted by the Committee, authorize one or more officers of the Company to do one or both of the following: (i) designate employees of the Company or of any of its Subsidiaries to be recipients of Awards created by the Company and (ii) determine the number, type and terms of such Awards to be received by such employees; provided, however, that the resolution so authorizing such officer or officers shall specify the maximum number and type of Awards such officer or officers may so award. The Committee may not authorize an officer to designate himself or herself as a recipient of any such Awards and the Committee may not authorize an officer to grant Awards to other executive officers of the Company.

3. Stock Available for Awards.

a. Number of Shares. Subject to adjustment under Section 3(c), the aggregate number of shares (the “Authorized Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), that may be issued pursuant to the Plan shall be (i) 9,300,000 shares of Common Stock, plus (ii) the number of shares of Common Stock that would have become available for issuance under the Company’s Amended and Restated 2005 Equity Compensation and Incentive Plan (the “2005 Plan”) following the adoption of this Plan due to the expiration, termination, surrender or forfeiture of an award under the 2005 Plan. If any Award granted pursuant to this Plan expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Notwithstanding the

[2]	The Plan reflects an increase by 4,000,000 shares of Common Stock in the number of shares available for grant pursuant to the Plan and in the aggregate number of Incentive Stock Options that may be granted pursuant to the Plan, approval of which is being requested.

foregoing, in no event shall the following shares of Common Stock be added to the foregoing plan limit: (i) shares of Common Stock tendered in payment of an Option, whether granted pursuant to this Plan or the 2005 Plan; (ii) shares of Common Stock withheld by the Company to satisfy any tax withholding obligation, whether pursuant to this Plan or the 2005 Plan; or (iii) shares of Common Stock that are repurchased by the Company with proceeds of Options, whether granted pursuant to this Plan or the 2005 Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

b. Per-Participant Limit. Subject to adjustment under Section 3(c) and commencing with the fiscal year ended January 31, 2013, no Participant may be granted Awards during any one fiscal year to acquire more than 1,250,000 shares of Common Stock. Notwithstanding the foregoing, commencing with the fiscal year ended January 31, 2013 and subject to Sections 10(e) and 10(j), Awards granted to a Participant shall be interpreted to limit the maximum number of shares of Common Stock issuable in one fiscal year to a Participant to 1,250,000 shares of Common Stock, with any such excess to be vested on the first day of the immediately subsequent fiscal year, subject to the foregoing limitation.

c. Adjustment to Common Stock. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan and the per-Participant share limit, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option (as defined below), (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding stock-based Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Committee shall determine, in good faith, that such an adjustment (or substitution) is appropriate. If Section 10(e)(i) applies for any event, this Section 3(c) shall not be applicable.

d. Fractional Shares. No fractional shares shall be issued under the Plan and the Participant shall receive from the Company cash in lieu of such fractional shares.

4. Stock Options.

a. General. The Committee may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, Performance Goals (as defined in Section 9(b)), repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.

b. Incentive Stock Options. An Option that the Committee intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall be granted only to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Committee and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option.” Subject to adjustment under Section 3(c), no more than 9,300,000 shares shall be available for issuance as Incentive Stock Options under the Plan.

c. Dollar Limitation. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such Options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (as defined below) of more than $100,000 (determined as of the respective date or dates of grant) or such other limit as may be imposed by Section 422 of the Code or other applicable regulation. To the extent that any such Incentive

Stock Options exceed the $100,000 limitation or such other limitation, such Options shall be Nonstatutory Stock Options.

d. Exercise Price. The Committee shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify the exercise price in the applicable option agreement, provided, that the exercise price per share specified in the agreement relating to each Option granted under the Plan shall not be less than the Fair Market Value per share of Common Stock on the date of such grant. In the case of an Incentive Stock Option to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the price per share specified in the agreement relating to such Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this subsection, the rules of Section 424(d) of the Code shall apply.

e. Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable option agreement; provided, that no Option shall be exercisable for a period of time greater than ten (10) years from the date of grant of such Option; provided, further, that Incentive Stock Options granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company shall be exercisable for a maximum of five (5) years from the date of grant of such option. For purposes of determining stock ownership under this subsection, the rules of Section 424(d) of the Code shall apply.

f. Vesting of Options. At the time of the grant of an Option, the Committee shall establish a vesting date or vesting dates with respect to the shares of Common Stock covered by such Options. The Committee may establish vesting dates based upon the passage of time and/or the satisfaction of Performance Goals or other conditions as deemed appropriate by the Committee.

g. Exercise of Option. Options may be exercised only by delivery to the Company at its principal office address or to such transfer agent as the Company shall designate of a written notice of exercise specifying the number of shares as to which such Option is being exercised, signed by the proper person, or by notification of the Company-designated third party commercial provider (the “Third Party Commercial Provider”), in accordance with the procedures approved by the Company and to which the holder of the Option shall have ongoing access by means of accessing such person’s account maintained with the Third Party Commercial Provider, together with payment in full as specified in Section 4(h) for the number of shares for which the Option is exercised.

h. Payment Upon Exercise. Common Stock purchased upon the exercise of an Option shall be paid for by one or any combination of the following forms of payment:

(i)	in United States dollars in cash or by check or by fund transfer from the Option holder’s account maintained with the Third Party Commercial Provider;

(ii)	at the discretion of the Committee, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option;

(iii)	at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the Third Party Commercial Provider to pay that amount to the Company, which sale shall be at the Participant’s direction at the time of exercise;

(iv)	at the discretion of the Committee, by any combination of (i), (ii), or (iii) above.

If the Committee exercises its discretion to permit payment of the exercise price of an Incentive Stock Option by means of the methods set forth in clauses (ii), (iii) or (iv) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the Incentive Stock Option in question.

i. Notice to Company of Disqualifying Disposition. By accepting an Incentive Stock Option granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a disqualifying disposition of any stock acquired pursuant to the exercise of Incentive Stock Options granted under the Plan. A “disqualifying disposition” is generally any disposition occurring on or before the later of (a) the date two years following the date the Incentive Stock Option was granted or (b) the date one year following the date the Incentive Stock Option was exercised.

j. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

k. Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

5. Restricted Stock.

a. Grants. The Committee may grant Awards entitling recipients to acquire shares of Common Stock, subject to (i) delivery to the Company by the Participant of a check in an amount at least equal to the par value of the shares purchased, and (ii) the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant in the event that conditions specified by the Committee in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Committee for such Award (each, a “Restricted Stock Award”).

b. Terms and Conditions. A Participant that is the holder of a Restricted Stock Award, whether vested or unvested, shall be entitled to enjoy all stockholder rights with respect to the shares of Common Stock underlying such Restricted Stock Award, including the right to receive dividends and vote such shares. Subject to Section 5(c) hereof, the Committee shall determine all other terms and conditions of any such Restricted Stock Award, including without limitation whether the shares of Common Stock underlying a Restricted Stock Award are represented by a stock certificate or are registered in electronic or book entry form without the issuance of a stock certificate. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

c. Vesting of Restricted Stock. At the time of the grant of a Restricted Stock Award, the Committee shall establish a vesting date or vesting dates with respect to the shares of Common Stock covered by such Restricted Stock Award; provided, that all Restricted Stock Awards (other than Awards granted pursuant to Section 10(k), and subject to Sections 10(e) and 10(j)), shall have a minimum vesting period of no less than one (1) year for Restricted Stock Awards. The Committee may establish vesting dates based upon the passage of time and/or the satisfaction of Performance Goals or other conditions as deemed appropriate by the Committee.

6. Restricted Stock Unit.

a. Grants. The Committee may grant Awards entitling recipients to acquire shares of Common Stock in the future, with the future delivery of the Common Stock subject to a risk of forfeiture or other restrictions that will lapse upon the satisfaction of one or more specified conditions (each, a “Restricted Stock Unit”).

b. Terms and Conditions. Subject to Section 6(c) hereof, the Committee shall determine the terms and conditions of any such Restricted Stock Unit. A Participant may not vote the shares represented by a Restricted Stock Unit and does not give the Participant a right to receive any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Common Stock subject to a Restricted Stock Unit Award.

c. Vesting of Restricted Stock Unit. At the time of the grant of a Restricted Stock Unit Award, the Committee shall establish a vesting date or vesting dates with respect to the shares of Common Stock covered by such Restricted Stock Unit Award. The Committee may establish vesting dates based upon the passage of time and/or the satisfaction of Performance Goals or other conditions as deemed appropriate by the Committee.

7. Other Stock-Based Awards.

The Committee shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including, without limitation, the grant of shares based upon certain conditions and/or Performance Goals, the grant of securities convertible into Common Stock and the grant of stock units. The Committee shall determine the terms and conditions of any such Awards.

8. Cash Awards.

a. Grants. The Committee may grant cash awards (each, a “Cash Award”), either alone, in addition to, or in tandem with other Awards granted under the Plan.

b. Terms and Conditions. The Committee shall determine the terms and conditions of any such Cash Award. From time to time, the Committee shall establish administrative rules and procedures governing the administration of Cash Awards; provided, no Participant may be granted a Cash Award hereunder that would result in a payment of more than $2 million during any one fiscal year of the Company.

9. Performance-Based Awards.

a. General. Subject to the terms of the Plan, the Committee shall have the authority to establish and administer performance-based grant, exercise, and/or vesting conditions and Performance Goals (as defined in Section 9(b) below) with respect to such Awards as it considers appropriate, which Performance Goals must be satisfied, as determined by the Committee, before the Participant receives or retains an Award or before the Award becomes exercisable or nonforfeitable, as the case may be. Where such Awards are granted to any person who is a “covered employee” within the meaning of Section 162(m) of the Code (“Section 162(m)”), the Committee (which in such case shall consist solely of those Committee members that are “outside directors” as defined by Section 162(m)) may designate the Awards as subject to the requirements of Section 162(m), in which case the provisions of the Awards are intended to conform with all provisions of Section 162(m) to the extent necessary to allow the Company to claim a Federal income tax deduction for the Awards as “qualified performance based compensation.” However, the Committee retains the sole discretion to grant Awards that do not so qualify and to determine the terms and conditions of such Awards including any performance-based vesting conditions that shall apply to such Awards. Prior to the occurrence of an Acquisition, the Committee may exercise its discretion in a uniform and non-discriminatory manner for similarly-situated Participants to reduce (but not increase) any Award otherwise payable under this Plan in accordance with objective or subjective factors if necessary or appropriate to limit the amount payable under an Award to an amount consistent with the purposes of the Plan and the intended economic benefits of participation in the Plan. No Award subject to Section 162(m) shall be paid or vest, as applicable, unless and until the date that the Committee has certified, in the manner prescribed by Section 162(m), the extent to which the Performance Goals for the Performance Period (as defined in Section 9(b) below) have been attained and has made its decisions regarding the extent, if any, of a reduction of such Award. The Committee’s determination will be final and conclusive.

b. Performance Goals. Performance goals (the “Performance Goals”) will be based exclusively on one or more of the following business criteria determined with respect to the Company and its Subsidiaries on a group-wide basis or on the basis of Subsidiary, business platform, or operating unit results, in each case on a GAAP or non-GAAP basis: (i) earnings per share (on a fully diluted or other basis), (ii) pretax or after tax net income, (iii) operating income, (iv) gross or net revenue, (v) profit margin, (vi) stock price targets or stock price maintenance, (vii) working capital, (viii) free cash flow, (ix) cash flow, (x) return on equity, (xi) return on capital or return on invested capital, (xii) earnings before interest, taxes, depreciation, and amortization (EBITDA), (xiii) economic value added, (xiv) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, or objective goals relating to acquisitions or divestitures, or (xv) any combination of these measures.

Each Performance Goal may be expressed in absolute and/or relative terms or ratios and may be based on or use comparisons with internal targets, the past performance of the Company (including the performance of one or more Subsidiaries, divisions, platforms, operating units and/or other business unit) and/or the past or current performance of other companies. In the case of earnings-based measures, Performance Goals may use comparisons relating to capital (including, but not limited to, the cost of capital), cash flow, free cash flow, shareholders’ equity and/or shares outstanding, or to assets or net assets.

The Committee shall determine the period for which Performance Goals are set and during which performance is to be measured to determine whether a Participant is entitled to payment of an Award under the Plan (the “Performance Period”). Performance Periods may be of varying and overlapping durations, but each such period shall not be less than 12 months. To the extent that an Award is intended to constitute “qualified performance based compensation” within the meaning of Section 162(m), the Performance Goals must be established within 90 days of the beginning of the Performance Period.

The Committee may specify in an Award that Performance Goals shall be adjusted to include or exclude the effect of special one-time or extraordinary gains or losses and other one-time or extraordinary events, including without limitation changes in accounting principles, extraordinary, unusual, or nonrecurring items (such as material litigation, judgments and settlements), currency exchange rate fluctuations, changes in corporate tax rates, and the impact of acquisitions, divestitures, and discontinued operations.

10. General Provisions Applicable to Awards.

a. Transferability of Awards. Except as the Committee may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant, provided, however, that Nonstatutory Stock Options may be transferred pursuant to a qualified domestic relations order (as defined in the Code) or to a grantor-retained annuity trust or a similar estate-planning vehicle in which the trust is bound by all provisions of the Option which are applicable to the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

b. Documentation. Each Award granted under the Plan, with the exception of Cash Awards, shall be evidenced by a written Award agreement in such form as the Committee shall from time to time approve. Award agreements shall comply with the terms and conditions of the Plan and may contain such other provisions not inconsistent with the terms and conditions of the Plan as the Committee shall deem advisable. In the case of an Incentive Stock Option, the Award agreement shall contain, or refer to, such provisions relating to exercise and other matters as are required of “incentive stock options” under the Code. Award agreements may be evidenced by an electronic transmission (including an e-mail or reference to a website or other URL) sent to the Participant through the Company’s normal process for communicating electronically with its employees. As a condition to receiving an Award, the Committee may require the proposed Participant to affirmatively accept the Award and agree to the terms and conditions set forth in the Award agreement by physically and/or electronically executing the Award agreement or by otherwise physically and/or electronically acknowledging such acceptance and agreement. With or without such affirmative acceptance, however, the Committee may prescribe conditions (including the exercise or attempted exercise of any benefit conferred by the Award) under which the proposed Participant may be deemed to have accepted the Award and agreed to the terms and conditions set forth in the Award agreement.

c. Committee Discretion. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly.

d. Termination of Status. The Committee shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award, subject to applicable law and the provisions of the Code related to Incentive Stock Options.

e. Acquisition of the Company.

(i) Consequences of an Acquisition. If the Company is to be consolidated with or acquired by another entity in a merger, tender offer or other reorganization or transaction in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity, or in the event of a sale of all or substantially all of the Company’s assets or otherwise (each, an “Acquisition”), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Committee”), shall, as to outstanding Awards, either (i) make appropriate provision for the continuation of such Awards by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or successor corporation or (c) such other securities as the Successor Committee deems appropriate, the Fair Market Value of which shall not exceed the Fair Market Value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition and in each case subject to applicable tax withholding; (ii) upon written notice to the Participants, provide that all Awards must be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition, within a specified number of days of the date of such notice, at the end of which period the Awards shall terminate; (iii) terminate all Awards in exchange for a cash payment equal to the excess of the Fair Market Value of the shares subject to such Awards (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price thereof, if any, subject to applicable tax withholding; (iv) if applicable, in the event the exercise price of an Award exceeds the Fair Market Value of the shares subject to such Award, terminate such Award without any consideration; or (v) in the case of Awards that may be settled in whole or in part in cash, provide for equitable treatment of such Awards.

(ii) Assumption of Awards Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

f. Withholding. Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Committee may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

g. Amendment of Awards. The Committee may amend, modify or terminate any outstanding Award including, but not limited to, substituting therefor another Award of the same or a different type, changing the date of vesting or realization, modifying the exercise price, converting an Incentive Stock Option to a Nonstatutory Stock Option, and amending or modifying an Award such that it ceases to constitute “qualified performance based compensation” for purposes of Section 162(m); provided that, except as otherwise provided in Section 10(e)(i) or in the last sentence of this Section 10(g), the Participant’s consent to such action shall be required unless the Committee determines in its sole discretion that the action, taking into account any related action, would not materially and adversely affect the Participant. Notwithstanding the foregoing, other than as provided for in Section 3(c), without prior approval by the Company’s stockholders (a) no Option or other stock-based Award that is not a Full Value Award may be amended to reduce the price at which it is exercisable; (b) no Option or other stock-based Award that is not a Full Value Award may be canceled in exchange for an Option or other stock-based Award that is not a Full Value Award with an exercise price that is less than the exercise price of the original Option or stock-based Award that is not a Full Value Award; (c) no Option or stock-based Full Value Award with an exercise price above the then current Fair Market Value may be canceled in exchange for cash or other securities; and (d) no Option or stock-based Award that is not a Full Value Award may be amended to extend the period of time for which such previously-issued Award shall be exercisable beyond the expiration date of such Award.

h. Forfeiture. Notwithstanding any provision herein to the contrary, Awards and shares of Common Stock (and proceeds therefrom) obtained pursuant to or on exercise of such Awards hereunder are subject to forfeiture, setoff, recoupment or other recovery if the Committee determines in good faith that such action is required by applicable law or Company policy.

i. Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of the Plan and any applicable laws, rules or regulations, and (iv) the Participant has paid to the Company, or made provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with the Award.

j. Acceleration. The Committee may at any time subsequent to the grant of an Award provide that any Options shall become immediately exercisable in full or in part, that Awards that may be settled in whole or in part in cash may become exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999, (ii) disqualify all or part of the Option as an Incentive Stock Option, or (iii) cause an Award to cease to constitute “qualified performance based compensation” for purposes of Section 162(m). In the event of the acceleration of the exercisability of one or more outstanding Options, including pursuant to Section 10(e)(i), the Committee may provide, as a condition of full exercisability of any or all such Options, that the Common Stock or other substituted consideration, including cash, as to which exercisability has been accelerated shall be restricted and subject to forfeiture back to the Company at the option of the Company at the cost thereof upon termination of employment or other relationship, with the timing and other terms of the vesting of such restricted stock or other consideration being equivalent to the timing and other terms of the superseded exercise schedule of the related Option.

k. Exception to Minimum Vesting Periods. The Committee may grant up to ten percent (10%) of the maximum aggregate shares of Common Stock authorized for issuance hereunder in the form of Restricted Stock based on Common Stock that do not comply with the minimum vesting periods set forth in Section 5(c).

l. Compliance with Code Section 409A. It is the intention of the Company that this Plan and each Award comply with and be interpreted in accordance with Section 409A of the Code, the United States Department of Treasury regulations, and other guidance issued thereunder, including any applicable exemptions (collectively,

“Section 409A”). Each payment in any series of payments provided to a Participant pursuant to this Plan or an Award will be deemed a separate payment for purposes of Section 409A. If any amount payable under this Plan or an Award is determined by the Company to constitute nonqualified deferred compensation for purposes of Section 409A (after taking into account applicable exemptions) and such amount is payable upon a termination of employment, then such amount shall not be paid unless and until the Participant’s termination of employment also constitutes a “separation from service” from the Company for purposes of Section 409A. In the event that the Participant is determined by the Company to be a “specified employee” for purposes of Section 409A at the time of his separation from service with the Company, then any nonqualified deferred compensation (after giving effect to any exemptions available under Section 409A) otherwise payable to the Participant as a result of the Participant’s separation from service during the first six (6) months following his separation from service shall be delayed and paid in a lump sum upon the earlier of (x) the Participant’s date of death, or (y) the first day of the seventh month following the Participant’s separation from service, and the balance of the installments (if any) will be payable in accordance with their original schedule.

11. Foreign Jurisdictions.

To the extent that the Committee determines that the material terms set by the Committee or imposed by the Plan preclude the achievement of the material purposes of the Plan in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those terms and provide for such additional terms and conditions as the Committee determines to be necessary, appropriate or desirable to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary, appropriate or desirable, without thereby affecting the terms of the Plan as in effect for any other purpose. The special terms and any appendices, supplements, amendments, restatements or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders. The Committee shall also have the authority and discretion to delegate the foregoing powers to appropriate officers of the Company.

12. Miscellaneous.

a. Definitions.

(i) “Company” for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of SeaChange International, Inc., as defined in Section 424(f) of the Code (a “Subsidiary”), and any present or future parent corporation of SeaChange International, Inc., as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term “Company” shall also include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Committee in its sole discretion.

(ii) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(iii) “employee” for purposes of eligibility under the Plan shall include a person to whom an offer of employment has been extended by the Company and who has actually commenced employment with the Company, whether full or part-time status; provided, however, that for purposes of Section 4(b) such person must be an employee of the Company as defined under Section 422 of the Code.

(iv) “Fair Market Value” of the Company’s Common Stock on any date means (i) the last reported sale price (on that date) of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not then traded on a national securities exchange; or (iii) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length); provided, that, in all events the Fair Market Value shall represent the Committee’s good faith determination of the fair market value of the Common Stock. The Committee’s determination shall be conclusive as to the Fair Market Value of the Common Stock.

(v) “Full Value Awards” means Restricted Stock, Restricted Stock Units and Awards other than (a) Options or (b) Cash Awards or (c) other stock-based Awards for which the Participant pays the intrinsic value (whether directly or by forgoing a right to receive a cash payment from the Company).

b. No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

c. No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

d. Effective Date and Term of Plan. The Plan shall become effective on the date on which it is approved by the stockholders of the Company (the “Effective Date”). No Awards shall be granted under the Plan after the completion of ten years from the Effective Date, but Awards previously granted may extend beyond that date.

e. Amendment of Plan. The Committee may amend this Plan at any time, provided that any material amendment to the Plan will not be effective unless approved by the Company’s stockholders. For this purpose, a material amendment is any amendment that would (i) other than pursuant to Section 3(c), materially increase either the number of shares of Common Stock available under the Plan, or the maximum number of shares of Common Stock issuable in one fiscal year to a Participant; (ii) expand the class of persons eligible to receive Awards or otherwise participate in the Plan; (iii) amend Section 10(g); (iv) amend Section 10(k); (v) subject to Sections 10(e) and 10(j), amend the minimum vesting provisions of Awards contained in Sections 4(f), 5(c), 6(c) or 7 of the Plan; or (vi) require stockholder approval pursuant to the requirements of NASDAQ or any exchange on which the Company is then listed or applicable law.

f. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of The Commonwealth of Massachusetts, exclusive of reference to rules and principles of conflicts of law.

Adopted by the Board of Directors on May 31, 2011

Approved by the stockholders on July 20, 2011

Amended by the Board of Directors on February 8, 2013

Amended by the Board of Directors on May 17, 2013

Approved by the stockholders on July 17, 2013

Amended by the Board of Directors on May 19, 2016

Approved by the stockholders on July 13, 2016

Amended by the Board of Directors on May 22, 2017

Approved by the stockholders on [July 13, 2017].

SEACHANGE INTERNATIONAL, INC. ATTN: DAVE MCEVOY 50 NAGOG PARK ACTON, MA 01720

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

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VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

    TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1.	Election of Class III Directors

	Nominees		For	Against	Abstain

1a.	Thomas F Olson		☐	☐	☐	The Board of Directors recommends you vote FOR proposals 4 and 5:			For	Against	Abstain
1b.	Edward Terino		☐	☐	☐	4.	To approve an amendment to SeaChange’s Second Amended and Restated 2011 Compensation and Incentive Plan:		☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2:			For	Against	Abstain

2.	To adopt, on an advisory basis, a resolution approving the compensation of SeaChange’s named executive officers:		☐	☐	☐	5.	To ratify the appointment of SeaChange’s independent registered public accounting firm, Grant Thornton LLP:		☐	☐	☐

The Board of Directors recommends you vote “1 YEAR” on proposal 3:		1 year	2 years	3 years	Abstain

3.	To adopt, on an advisory basis, a resolution approving the frequency for having an advisory vote on approval of compensation of SeaChange’s named executive officers:	☐	☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)					☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report Combo are available at www.proxyvote.com.

SEACHANGE INTERNATIONAL, INC.
Annual Meeting of Stockholders to be held on July 13, 2017 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Peter Faubert and David McEvoy and each of them, with full power of substitution, as proxies to represent and vote all shares of common stock of SeaChange International, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of SeaChange to be held on July 13, 2017, at 9:00 a.m. local time, at SeaChange’s offices located at 50 Nagog Park, Acton, Massachusetts 01720, and at all adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated May 26, 2017, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED HEREIN, FOR THE APPROVAL OF EXECUTIVE COMPENSATION, “1 YEAR” FOR THE FREQUENCY FOR APPROVING EXECUTIVE COMPENSATION, FOR THE APPROVAL OF AN AMENDMENT TO THE SECOND AMENDED AND RESTATED 2011 COMPENSATION AND INCENTIVE PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF SEACHANGE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side